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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2004


                                                               FILE NO. 811-8272
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM N-1A

                            ------------------------

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 12


                            ------------------------

                        DIVERSIFIED INVESTORS PORTFOLIOS
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                           FOUR MANHATTANVILLE ROAD,
                            PURCHASE, NEW YORK 10577
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 914-697-8000

                            ------------------------

                             ROBERT F. COLBY, ESQ.
                     DIVERSIFIED INVESTMENT ADVISORS, INC.
                            FOUR MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

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                                EXPLANATORY NOTE

Diversified Investors Portfolios has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. Beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.
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                                     PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

PORTFOLIO GOALS

The goal of the MONEY MARKET PORTFOLIO is to provide liquidity and as high a level of current income as is consistent with the preservation of capital.

The goal of the HIGH QUALITY BOND PORTFOLIO is to provide a high risk-adjusted return while focusing on the preservation of capital.

The goal of the INTERMEDIATE GOVERNMENT BOND PORTFOLIO is to provide as high a level of current income as is consistent with the preservation of capital.

The goal of the CORE BOND PORTFOLIO is to achieve maximum total return.


The goal of the HIGH YIELD BOND PORTFOLIO is to provide a high level of current income.


The goal of the BALANCED PORTFOLIO is to provide a high total investment return through investment in a broadly diversified portfolio of stocks, bonds and money market instruments.

The goal of the VALUE & INCOME PORTFOLIO is to provide a high level of current income through investment in a diversified portfolio of common stocks with relatively high current yield; capital appreciation is a secondary goal.

The goal of the GROWTH & INCOME PORTFOLIO is to provide capital appreciation and current income.

The goal of the EQUITY GROWTH PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with a potential for above-average growth in earnings; current income is a secondary goal.

The goal of the MID-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The goal of the MID-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The goal of the SMALL-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The goal of the SPECIAL EQUITY PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks of small to medium size companies.

The goal of the SMALL-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The goal of the AGGRESSIVE EQUITY PORTFOLIO is to provide a high level of capital appreciation primarily through investing in a diversified portfolio of common stocks.

The goal of the INTERNATIONAL EQUITY PORTFOLIO is to provide a high level of long-term capital appreciation through investment in a diversified portfolio of securities of foreign issuers.

The goal of each Portfolio may be changed without investor approval. Of course, there can be no assurance that any Portfolio will achieve its goal.
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                                       A-2

MAIN INVESTMENT STRATEGIES

The investment strategies described below are the strategies that, in the opinion of each Portfolio's advisers, are most likely to be important in trying to achieve the Portfolio's investment goal. Except as noted below, each Portfolio's goal and strategies may be changed without investor approval. There can, of course, be no assurance that any Portfolio will achieve its investment goal.

Please note that each Portfolio may also use strategies and invest in securities that are not described below but which are described in Part B to this Registration Statement. Of course, the Portfolio's advisers may decide, as a matter of investment strategy, not to use the investments and investment techniques described below or in Part B at any particular time.

Each Portfolio is actively managed, and the portfolio managers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate of over 100%. Trading securities may produce capital gains, which are taxable when distributed to investors with non-tax-sheltered accounts. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that the Portfolio pays when it buys and sells securities.

Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal. These investments may result in a lower yield than would be available from investments with a lower quality or longer term.
                                                          MONEY MARKET PORTFOLIO

This Portfolio invests primarily in high quality, short-term money market instruments. These instruments include short-term U.S. government obligations, corporate bonds and notes, bank obligations (such as certificates of deposit and bankers' acceptances), commercial paper and repurchase agreements. The Portfolio may invest more than 25% of its total assets in obligations of U.S. banks.

A money market instrument is a short-term IOU issued by banks or other corporations, the U.S. or a foreign government or state or local governments. Money market instruments have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short term unsecured debt of corporations), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.


The Portfolio is subject to SEC industry regulations applicable to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date of acquisition, that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be ninety days or less, and that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the Portfolio to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.


The Portfolio does not maintain a stable net asset value of $1.00 per share and does not declare dividends on a daily basis (many money market funds do). Investment income that has not yet been declared as a dividend, or a default on a portfolio security, may cause the Portfolio's net asset value to fluctuate.
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                                       A-3

If the Portfolio concentrates in bank obligations, the Portfolio will be particularly sensitive to adverse events affecting U.S. banks. Banks are sensitive to changes in money market and general economic conditions, as well as decisions by regulators that can affect banks' profitability.

Management of the Portfolio reflects the goal of maximizing yield, subject to the portfolio manager's outlook for short-term interest rates and anticipated liquidity needs. The Portfolio is constructed from an approved list of money market issues that have passed and maintain rigorous credit quality standards. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal. In general, the portfolio managers attempt to temper income volatility in the Portfolio by investing significant portions of the Portfolio in securities with maturities of thirty to forty-five days.
                                                                 BOND PORTFOLIOS

A bond, which is also called a debt security or debt obligation, is like a loan. The issuer of the bond, which could be the U.S. government, a corporation, or a city or state, borrows money from investors and agrees to pay back the loan amount (the principal) on a certain date (the maturity date). Usually, the issuer also agrees to pay interest on certain dates during the period of the loan. Some bonds, such as zero coupon bonds, do not pay interest, but instead pay back more at maturity than the original loan. Most bonds pay a fixed rate of interest (or income), but some bonds' interest rates may change based on market or other factors.

The HIGH QUALITY BOND PORTFOLIO invests primarily in high quality debt securities with short and intermediate maturities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, U.S. Treasury and government agency obligations, securities of foreign issuers (such as Yankee bonds) and repurchase agreements. Under normal circumstances the Portfolio invests at least 80% of its net assets in high quality bonds and related investments.

The dollar-weighted average maturity of the Portfolio generally does not exceed three years under normal circumstances. Individual securities held by the Portfolio may have longer maturities. Short-term debt securities generally fluctuate less in price, and have lower yields, than longer-term securities of comparable quality. The Portfolio's duration generally is between one and three years. Duration is a way of measuring the Portfolio's overall sensitivity to interest rate fluctuations. The net asset value of a fund with a shorter duration will generally fluctuate less in response to interest rate changes than that of a fund with a longer duration.

The Portfolio considers securities rated BBB or better by Standard & Poor's or Baa or better by Moody's (and securities that the Portfolio's advisers believe are of comparable quality), at the time securities are purchased, to be high quality. Ratings are described in Part B to this Registration Statement. Investments in higher quality instruments may result in a lower yield than would be available from investments in lower quality instruments.

The INTERMEDIATE GOVERNMENT BOND PORTFOLIO invests primarily in U.S. government bonds and repurchase agreements secured by U.S. government obligations. Under normal circumstances the Portfolio invests at least 80% of its net assets in government bonds and related investments.

U.S. government obligations, including U.S. government bonds, are issued or guaranteed as to principal and interest by the U.S. government or one of its agencies or instrumentalities. Some obligations of U.S. government agencies and instrumentalities are supported by the "full faith and credit" of the United States, others by the right of the issuer to borrow from the U.S. Treasury, and others only by the credit of the agency or instrumentality. U.S. government obligations generally have less credit risk than other debt obligations.

The Portfolio also invests in mortgage-backed securities backed by pass-through certificates issued or guaranteed by the U.S. government or its agencies, and in other high quality, short-term obligations (such as corporate bonds and notes, bank obligations and repurchase agreements). ALTHOUGH THE
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                                       A-4

PORTFOLIO INVESTS IN U.S. GOVERNMENT OBLIGATIONS, AN INVESTMENT IN THE PORTFOLIO IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT.

Home mortgage loans are typically grouped together into "pools" by banks and other lending institutions. Interests in these pools (called mortgage-backed securities) are then sold to investors, allowing the bank or other lending institution to have more money available to loan to home buyers. When homeowners make interest and principal payments, these payments are passed on to the investors in the pool. Most of these pools are guaranteed by U.S. government agencies or by government sponsored private corporations -- interests in the pools are then referred to as "Ginnie Maes", "Fannie Maes" and "Freddie Macs." Mortgaged-backed securities include collateralized mortgage obligations, or CMOs.

The Portfolio's duration generally is between one and five years, and its dollar-weighted average maturity generally is between three and ten years under normal circumstances. The Portfolio may invest in securities with maturities of as much as thirty years.

The portfolio managers of the HIGH QUALITY BOND PORTFOLIO and INTERMEDIATE GOVERNMENT BOND PORTFOLIO use "top down" economic analysis to determine economic outlook and to forecast interest rates. They also analyze the yield curve under multiple market conditions in making maturity and duration decisions for portfolio securities. The managers of these Portfolios then attempt to select securities that will enable each Portfolio to maintain a stable net asset value and at the same time to achieve a high level of income. The managers use the same top down approach when deciding which securities to sell. Securities are sold when a Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal.

The CORE BOND PORTFOLIO invests primarily in investment grade debt securities and U.S. government obligations (including mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities). Under normal circumstances the Portfolio invests at least 80% of its net assets in bonds and related investments.

The Portfolio also invests in U.S. Treasury and agency securities, corporate bonds, high quality, short-term obligations and repurchase agreements, and in securities of foreign issuers.

Investment grade debt securities carry a rating of at least BBB from Standard & Poor's or Baa from Moody's or are of comparable quality as determined by the Portfolio's advisers.

The Portfolio's duration generally is between three and ten years, and its dollar-weighted average maturity generally is between five and fifteen years (and does not exceed thirty years) under normal circumstances. While longer-term securities tend to have higher yields than short-term securities, they are subject to greater price fluctuations as a result of interest rate changes and other factors.

The portfolio manager uses both "top down" and "bottom up" analysis to determine sector, security and duration positions for the Core Bond Portfolio. These three factors are jointly determined and are interdependent. The overall position in the corporate sector, for example, is established in conjunction with assessments of relative value for specific corporate securities. Extensive bottom up analysis using a variety of valuation tools is conducted for sector allocation and security selection. Duration policy is primarily a result of sector allocations and expected long-term interest rate trends (rather than short-term interest rate forecasting). Yield curve positioning is also a key aspect of duration management. Security sales decisions are driven by the same criteria as purchase decisions.


The HIGH YIELD BOND PORTFOLIO invests primarily in high-yielding, income producing debt securities, such as debentures and notes, and in convertible and non-convertible preferred stocks. Under normal circumstances the Portfolio invests at least 80% of its net assets in high-yield bonds and related investments.


High-yield securities usually are lower-rated debt securities, commonly referred to as "junk bonds." Lower-rated debt securities offer yields that fluctuate over time but that generally are superior to the yields offered by higher-rated securities. However, these securities also involve significantly greater risks, including price volatility and risk of default in the payment of interest and principal, than higher-rated securities. The Portfolio considers securities rated BB or lower by Standard & Poor's or Ba or lower by
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                                       A-5

Moody's (and comparable unrated securities), at the time the security is purchased, to be high-yield securities. See Part B to this Registration Statement for more information on ratings.

Lower quality securities tend to be issued by companies that are less secure financially. In addition, in the event these companies have financial difficulty, banks or other senior lenders often have priority in being repaid. As a result, when selecting investments, the Portfolio's advisers rely on fundamental research to identify companies with adequate cash flows, attractive valuations and strong management teams.

The Portfolio may also invest in (i) securities that are in default, (ii) securities that pay interest in the form of additional debt securities and (iii) equity securities, including common stocks, warrants and rights. Investors should carefully consider the special risks of investing in this Portfolio.

                                    *  *  *

Fixed income securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer or participations based on revenues, sales or profits. Changes in interest rates will generally cause bigger changes in prices of longer-term securities than in prices of shorter-term securities.

Each of the Bond Portfolios may use derivatives such as options, futures, swaps and forward currency contracts. The Portfolios generally use derivatives for hedging purposes. Derivatives may have economic characteristics similar to the securities held by a Portfolio. In that case, derivative investments will be considered related investments for purposes of the Portfolio's policy to invest at least 80% of its net assets in the securities and related investments identified above.


Each of the Bond Portfolios may use short-term debt and money market instruments, including short-term U.S. government and corporate obligations, commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.


Compliance with any policy or limitation for a Portfolio that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value of the Portfolio's assets or for any other reason.

Each Portfolio's policy of investing, under normal circumstances, at least 80% of its net assets in the securities and related investments identified above may be changed without shareholder approval. However, each Portfolio will provide its shareholders with prior notice of any changes in that policy, in accordance with applicable law.
                                                              BALANCED PORTFOLIO

The Balanced Portfolio seeks to meet its investment objective by maintaining a broadly diversified portfolio of stocks and bonds. The Portfolio invests in a managed mix of equity and debt securities of predominantly U.S. issuers. However, the Portfolio may invest in securities of foreign issuers, including issuers located in emerging, or developing, markets.

The Portfolio's equity securities include common and preferred stocks (and their equivalents such as American Depositary Receipts). The Portfolio's debt securities include corporate bonds, notes and commercial paper, U.S. government securities and bank obligations.

The Portfolio varies the percentage of assets invested in any one type of security in accordance with its advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying securities values. Generally, the Portfolio invests approximately 60% of its net assets in equity securities and approximately 40% of its net assets in fixed income securities (investing at least 25% of its net assets in fixed-income senior securities, including debt securities and preferred stock).
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                                       A-6

In selecting common stocks, the Portfolio emphasizes established companies. Most of the Portfolio's long-term debt investments are investment grade (rated BBB or better by Standard & Poor's or Baa or better by Moody's) or considered by the Portfolio's advisers to be of comparable quality.

The Portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The Portfolio generally uses derivatives for hedging purposes.

The Portfolio uses short-term debt and money market instruments, including short-term U.S. government and corporate obligations, commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.
                                                                STOCK PORTFOLIOS

The VALUE & INCOME PORTFOLIO invests primarily in stocks of companies which, in the opinion of the Portfolio's advisers, are fundamentally sound financially and which pay relatively high dividends on a consistent basis. The Portfolio emphasizes common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter.

Portfolios that use a value-oriented strategy search for those companies that appear to be trading below their true worth. These companies tend to have relatively low price/earnings ratios and/or relatively low price/book value ratios. Low price/earnings ratios or price/book value ratios mean that a stock is less expensive than average relative to the company's earnings or book value respectively. These funds use research to identify potential investments, examining such features as a firm's financial condition, business prospects, competitive position and business strategy. They look for companies that appear likely to come back into favor with investors, for reasons that may range from good prospective earnings or strong management teams to new products or services. A Portfolio's adviser may not be correct in its determination of companies that are in fact undervalued, but have good longer term business prospects.

The GROWTH & INCOME PORTFOLIO invests primarily in securities selected in large part for their potential to generate long-term capital appreciation. The Portfolio also may select securities based on their potential to generate current income. The Portfolio emphasizes securities of growing, financially stable and undervalued companies. This Portfolio attempts to achieve more capital appreciation than an income fund and less price volatility than a growth fund. The Portfolio emphasizes common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter.


The EQUITY GROWTH PORTFOLIO invests primarily in common stocks of companies with potential for above average growth in earnings and dividends. The Portfolio emphasizes common and preferred stocks listed on the New York Stock Exchange and other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio uses multiple managers to try to control the volatility often associated with growth funds. Under normal circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments.


Portfolios that use a growth-oriented strategy search for companies growing faster than the economy as a whole. Often, these companies are in expanding industries, such as pharmaceuticals. While the size of a company is not necessarily a factor in determining whether its stock is suitable for a growth fund, a growth strategy that focuses on larger companies is generally considered less aggressive than one that focuses on smaller companies. Many stocks owned by growth funds do not pay dividends and can be more volatile than other types of investments. As a result, growth funds are appropriate for investors who have long-term investment horizons. A Portfolio's advisers may fail to pick stocks that outperform the economy or that do as well as the economy.

The MID-CAP VALUE PORTFOLIO invests primarily in stocks of medium sized companies which the Portfolio's advisers believe have below market valuations and present an opportunity for earnings improvement. Under normal circumstances the Portfolio invests at least 80% of its net assets in securities of medium
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                                       A-7

sized (or mid-cap) companies and related investments. This Portfolio considers companies with market capitalizations between $2 billion and $12 billion to be medium sized companies.

Investing in medium-sized companies involves a greater degree of risk than investing in larger sized companies. As a result, the value of shares of the Portfolio may be more volatile than the shares of a fund investing exclusively in large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stocks. The Portfolio may also invest in foreign securities.

The MID-CAP GROWTH PORTFOLIO invests primarily in stocks of medium sized companies which the Portfolio's advisers believe have the potential to deliver earnings growth in excess of the market average, or to become market leaders. When identifying companies that may become market leaders, one of the factors the Portfolio's advisers consider is whether a company sells proprietary products or services and/or operates in an industry with high barriers to entry, such as the telecommunications industry. The Portfolio does not intend, however, to concentrate its investments in any particular industry. Under normal circumstances the Portfolio invests at least 80% of its net assets in securities of medium-sized (or mid-cap) companies and related investments. This Portfolio considers companies with market capitalizations between $2 billion and $15 billion to be medium-sized companies.

Investing in medium-sized companies involves a greater degree of risk than investing in larger sized companies. As a result, the value of shares of the Portfolio may be more volatile than the shares of a fund investing exclusively in large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stock. The Portfolio may also invest in foreign securities.

The SMALL-CAP VALUE PORTFOLIO invests primarily in stocks of companies with small market capitalizations which the Portfolio's advisers believe have strong market share, cash flow and management teams but are undervalued by the market place. Under normal market circumstances the Portfolio invests at least 80% of its net assets in the securities of companies with small market capitalizations (or small-cap companies) and related investments. Companies with market capitalizations of less than $2 billion are considered small-cap.

Investing in small sized companies involves a greater degree of risk than investing in medium or large sized companies. As a result, the value of shares of the portfolio may be more volatile than the shares of a fund investing in medium and large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stocks. The Portfolio may also invest in foreign securities.

The portfolio managers of the VALUE & INCOME PORTFOLIO, MID-CAP VALUE PORTFOLIO and SMALL-CAP VALUE PORTFOLIO use a "bottom up" value-oriented approach in selecting investments for the Portfolios. When portfolio managers use a "bottom up" approach, they look primarily at individual companies against the context of broader market factors. A value-oriented approach attempts to identify companies that appear to be trading below their true worth. The managers use the same bottom up approach when deciding which securities to sell. Securities are sold when a Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goals.

The SPECIAL EQUITY PORTFOLIO invests primarily in stocks of small to medium size companies which, in the opinion of the Portfolio's advisers, present an opportunity for significant increases in earnings, revenue
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                                       A-8


and/or value, without consideration for current income. The Special Equity Portfolio emphasizes common stocks of U.S. companies with market capitalizations of less than $2 billion. The Portfolio uses multiple managers to try to control the volatility often associated with investments in companies of this size. Under normal circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments. The Portfolio utilizes two growth-style managers, two value-oriented managers and one core manager. The Fund is actively managed, and the advisers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate of over 100%.


Investing in securities of smaller companies involves special risks. Investors should carefully consider the risks of investing in the Special Equity Portfolio.

The SMALL-CAP GROWTH PORTFOLIO invests primarily in stocks of companies with small market capitalizations which the Portfolio's advisers believe have above average growth potential. Factors the Portfolio's advisers may consider in determining a company's growth potential include the introduction of new products, technologies, distribution channels, or other opportunities, or otherwise strong industry or market positioning. Under normal market circumstances the Portfolio invests at least 80% of its net assets in the securities of companies with small market capitalization (or small-cap companies) and related investments. The Portfolio considers companies with market capitalizations of less than $2 billion to have small market capitalizations.

Investing in small sized companies involves a greater degree of risk than investing in medium or large sized companies. As a result, the value of shares of the Portfolio may be more volatile than the shares of a fund investing in medium and large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stocks. The Portfolio may also invest in foreign securities.

The AGGRESSIVE EQUITY PORTFOLIO invests primarily in high growth companies without regard to market capitalization. The Portfolio seeks to invest in companies which present an opportunity for significant increases in earnings, revenue and/or value, without consideration for current income, to achieve excess market returns relative to its benchmark, the Russell 2000 Growth Index. The Portfolio also emphasizes stocks of companies with consistent, above-average and accelerating profitability and growth. Under normal circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments. The investment characteristics, such as price-to-earnings ratio, of the Portfolio can undergo major changes at any time. As a result, the value of interests in this Portfolio may be quite volatile.


The portfolio managers of the GROWTH & INCOME PORTFOLIO, EQUITY GROWTH PORTFOLIO, MID-CAP GROWTH PORTFOLIO, SPECIAL EQUITY PORTFOLIO, SMALL-CAP GROWTH PORTFOLIO and AGGRESSIVE EQUITY PORTFOLIO use a "bottom up" approach in selecting securities, relying primarily on stock selection against the context of broader market factors. These managers look for companies that they believe are in dynamic high growth sectors of the world economy, and that are thought to have dominant or strong competitive positions within their sectors. They also look for companies that are expected to have strong earnings growth potential. The managers use the same bottom up approach when deciding which securities to sell. Securities are sold when a Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal.


The INTERNATIONAL EQUITY PORTFOLIO invests primarily in foreign securities, meaning securities of issuers that, in the opinion of the Portfolio's advisers, have their principal activities outside the United States or whose securities are traded primarily outside the United States. The Portfolio invests in equity securities of issuers in at least three countries other than the United States. The Portfolio invests most of its assets in securities of issuers in Canada, Australia and developed countries in Europe and the Far East. The Portfolio may invest up to 10% of its assets in securities of issuers in developing countries. Under normal market circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments. The Portfolio may also invest in any type or quality of debt securities, including lower-rated securities, and may enter into forward currency exchange contracts for hedging purposes.



The portfolio managers of the INTERNATIONAL EQUITY PORTFOLIO use a "bottom up" approach in which stock selection is based on in-depth local research. In selecting individual securities, the portfolio managers use a fundamental analysis to identify companies that appear to be trading below their true worth or to identify companies with higher earnings growth expectations. The managers blend their basic, fundamental approach with macroeconomics and political judgments on the outlook for economies, industries, currencies and markets. The managers also use a bottom up approach when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal.


                                    *  *  *

Each of the Stock Portfolios may use derivatives such as options, futures, swaps and forward currency contracts. The Portfolios generally use derivatives for hedging purposes. Derivatives may have economic characteristics similar to the securities held by a Portfolio. In that case, derivative investments will be considered related investments for purposes of the Portfolio's policy to invest at least 80% of its net assets in the securities and related investments identified above.

Each of the Stock Portfolios may also invest in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. These Portfolios use short-term obligations and money market securities, including commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.

Compliance with any policy or limitation for a Portfolio that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value of the Portfolio's assets or for any other reason.

Although the policy of each Portfolio of investing at least 80% of its net assets in the securities and related investments identified above may be changed without shareholder approval, each Portfolio will provide its shareholders with prior notice of any change in that policy in accordance with applicable law.

MAIN RISKS

Investing in a mutual fund involves risk. An investor should consider the risks it will assume. Certain of these risks are described below. More information about risks appears in Part B to this Registration Statement. A Portfolio's net asset value will change daily as the value of its underlying securities change. This means that an interest in a Portfolio may be worth more or less when it is sold than when it was bought. An investor may lose money if it invests in the Portfolios.

The risks of investing in each Portfolio depend on the securities that the Portfolio holds and the investment strategies it uses. For example, Portfolios investing more of their assets in fixed income securities may be more susceptible to interest rate risk and credit risk than Portfolios investing more of their assets in equity securities. Similarly, Portfolios investing more of their assets in equity securities may be susceptible to greater price volatility under certain circumstances than Portfolios investing more of their assets in fixed income securities. Please remember that an investment in the Portfolios is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


MARKET RISK. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. The value of some securities held by the Portfolios, particularly those held by the High Yield Bond Portfolio, may be quite volatile.

Historically, equity securities have been more volatile than most debt securities in response to market risk.

INTEREST RATE RISK. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes than shorter term obligations. A change in interest rates could cause a Portfolio's net asset value to go down. Generally, the longer the average maturity of the bonds in a Portfolio, the more the Portfolio's net asset value will fluctuate in response to interest rate changes.


CREDIT RISK. Some issuers may not make payments on debt securities held by a Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in interests in a Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for a Portfolio to sell. The lower quality debt securities in which the Portfolios may invest are more susceptible to these problems than higher quality obligations. Investments held by the High Yield Bond Portfolio will be particularly susceptible to credit risk. U.S. government securities are generally considered not to be subject to credit risk. Investors should note that while securities issued by certain U.S. government agencies are guaranteed by the U.S. government, securities issued by many U.S. government agencies are not guaranteed by the U.S. government.



GROWTH SECURITIES. Growth securities typically are quite sensitive to market movements because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of growth securities typically fall. In addition, a growth oriented fund investing in growth securities may underperform certain other stock funds (those emphasizing value stocks, for example) during periods when growth stocks are out of favor. The Growth & Income Portfolio, Equity Growth Portfolio, Mid-Cap Growth Portfolio, Small-Cap Growth Portfolio, International Equity Portfolio and Aggressive Equity Portfolio are susceptible to the risks of growth securities.



VALUE INVESTING. A security may not achieve its expected value because the circumstances causing it to be undervalued worsen (causing the price to decline further) or do not change, or because an adviser is incorrect in its determination that the security is undervalued. In addition, a value oriented fund may underperform certain other stock funds (those emphasizing growth stocks, for example) during periods when value stocks are not in favor. The Value & Income Portfolio, Mid-Cap Value Portfolio, Small-Cap Value Portfolio and International Equity Portfolio are particularly susceptible to the risks of value investing.


PORTFOLIO SELECTION. The advisers of the Bond Portfolios and the Balanced Portfolio may not pick securities that perform well because they are unable to predict accurately the direction of interest rates or the repayment of certain debt obligations or to assess accurately fundamental changes affecting credit quality or other factors. In that case, investors in a Bond Portfolio or the Balanced Portfolio may lose money, or their investment in a Bond Portfolio or the Balanced Portfolio may not do as well as investments in other fixed income funds or balanced funds.

The success of the investment strategy of the Growth & Income, Mid-Cap Growth, Small-Cap Growth, Equity Growth and Aggressive Equity Portfolios depends largely on the skill of those Portfolios' advisers in assessing the growth potential of companies in which the Portfolios invest. The advisers may fail to pick stocks that outperform the market or that do as well as the market. In that case, investors in those Portfolios may lose money or their investment may not do as well as an investment in another stock fund using a growth approach.


The success of a Portfolio using a value approach, such as the Value & Income Portfolio, Mid-Cap Value Portfolio and Small-Cap Value Portfolio, depends largely on the adviser's skill in identifying securities of companies that are in fact undervalued, but have good longer term business prospects. The advisers may not be correct in their determinations. In that case, investors in these Portfolios may lose money or their investment in the Portfolio may not do as well as an investment in another stock fund using a value approach.

The International Equity Portfolio is managed using both the growth and value approaches. Accordingly, investments in this Portfolio may not perform as well as investments in another stock fund using either a growth approach or a value approach.


MID-CAP COMPANIES. The securities of mid-cap companies have more volatile share prices than those of larger, more seasoned companies. Securities issued by mid-cap companies are likely to be more sensitive to changes in earnings results and investor expectations, experience sharper swings in market values, be more adversely affected by recessions or adverse economic conditions, and be harder to sell at the times and prices the manager believes appropriate, than equity securities issued by larger companies. Mid-cap companies also may have more limited product lines, capital resources and management depth than larger companies.

SMALLER COMPANIES. The securities of smaller capitalization companies may have more risks than those of larger, more seasoned companies. They may be particularly susceptible to market downturns because of limited product lines, markets, distribution channels or financial and management resources. Also, there may be less publicly available information about small-cap companies. Investments in small-cap companies may be in anticipation of future products or services to be provided by the companies. If those products or services are delayed, the prices of the securities of the companies may drop. Sometimes, the prices of the securities of smaller capitalized companies rise and fall based on investor perception rather than economics. Securities of small-cap companies may be thinly traded, making their disposition more difficult. For all these reasons, the prices of the securities of small-cap companies may be more volatile, causing a Portfolio's net asset value to be volatile. Portfolios that invest a higher percentage of their assets in small-cap stocks are generally more volatile than funds investing a higher percentage of their assets in larger, more established companies. Investments in the Small-Cap Value Portfolio, Special Equity Portfolio and the Small-Cap Growth Portfolio are likely to be particularly susceptible to the risks of small-cap companies.

FOREIGN SECURITIES. Each Portfolio may invest a portion of its assets in foreign securities. The International Equity Portfolio will invest a substantial portion of its assets in foreign securities. Investing in foreign securities involves risks in addition to those of investing in U.S. securities, including risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

     - These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, currency exchange controls and other limitations on the use or transfer of Portfolio assets and political or social instability.

     - Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

     - Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

     - Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

     - Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of the Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent a Portfolio from realizing value in U.S. dollars from its investment in foreign securities.

     - The International Equity Portfolio and the Balanced Portfolio may invest in issuers located in emerging, or developing, markets. Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income. All of the risks of investing in foreign securities are heightened by investing in developing countries. The markets of developing countries have been more volatile than the markets of developed countries with more mature economies. These markets often have provided higher rates of return, and greater risks, to investors, but they also may provide lower rates of return or negative returns, for extended periods. Certain of these markets, such as Argentina, have recently experienced significant turmoil.



     - Since January 1, 2002, twelve of the fifteen countries participating in the European Economic and Monetary Union have adopted the Euro as their sole currency. Monetary and economic union on this scale has not been attempted before, and there is uncertainty whether participating countries will remain committed to the Union in the face of changing economic conditions.



PREPAYMENT AND EXTENSION RISK. The issuers of debt securities held by a Portfolio may be able to prepay principal due on the securities, particularly during periods of declining interest rates. The Portfolio may not be able to reinvest that principal at attractive rates. The Portfolio would also lose the benefit of falling interest rates on the price of the repaid bond. Securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. Also, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and the Portfolio's net asset value more volatile. Mortgage-backed securities are particularly susceptible to prepayment and extension risk and their prices may be volatile.


CONVERTIBLE SECURITIES. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risk of stocks, and, like other debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.

SECTOR RISK. The Mid-Cap Growth Portfolio invests in securities of companies the Portfolio's advisers believe have the potential to become market leaders, such as companies that operate in industries with high barriers to entry. Although the Portfolio does not intend to concentrate in any particular industry, the Portfolio may be overweighted in certain sectors in comparison to the market as a whole. If one or more sectors in which the Portfolio is invested perform poorly, investors in the Portfolio may lose money.

DERIVATIVES. Each Portfolio may, but is not required to, engage in certain investment strategies involving derivatives (such as options, futures, swaps and forward currency contracts). These investment strategies generally are employed in connection with hedging activities such as the following, but may also be used to generate income:

     - protecting against a decline in value of a Portfolio's current or anticipated securities holdings;

     -  as a substitute for buying or selling portfolio holdings; and

     -  seeking to generate income to offset expenses or increase return.


A hedge is designed to neutralize a loss on a portfolio position with a gain in the hedge position. A properly executed hedge will result in a loss in the portfolio position being offset by a gain in the hedge position, or vice versa. However, the market movement of a hedge may not be of the same magnitude as the market movement of the hedged position. The success or failure of a hedging transaction will depend on the advisers' ability to predict movements in the hedge, the investment being hedged and the market in general (and the correlation between these factors). If these predictions are wrong, or if the derivatives do not work as anticipated, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives. Derivatives may not be available on terms that make economic sense (for example, they may be too costly), and, when used, their transaction costs and premiums may adversely affect

Portfolio performance. The ability to use derivatives to hedge may also be restricted by limits established by securities and commodities exchanges and by tax considerations. These techniques may increase a Portfolio's volatility and may involve a small investment of cash relative to the magnitude of the risk being taken.



PORTFOLIO TURNOVER. Each of the Intermediate Government Bond, Core Bond, Balanced, Growth & Income, Mid-Cap Value, Mid-Cap Growth and Special Equity Portfolios had an annual portfolio turnover rate in 2003 in excess of 100%. Trading securities may produce capital gains, which are taxable when distributed to investors with non-tax-sheltered accounts. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that a Portfolio pays when it buys and sells securities which may increase that Portfolio's expenses and affect performance.



LEGAL PROCEEDINGS



There are no legal proceedings to which the Portfolios or Diversified is a party and which are expected to have a material adverse effect on either the Portfolios or on Diversified's ability to perform its contractual obligations as investment adviser to the Funds.



However, on or about December 1, 2003, a complaint styled Enron Corp. v. J. P. Morgan Securities, Inc., et al., Adversary Proceeding No. 03-92677 (AJG) was filed in the United States Bankruptcy Court for the Southern District of New York. The complaint, which relates to the pending Enron Corporation Chapter 11 bankruptcy proceedings, names as defendants those persons that held on October 30, 2001 certain commercial paper (notes) that had been issued by Enron. Among the named defendants are Diversified and two of the Portfolios (believed to be the Intermediate Government Bond Portfolio and the Value & Income Portfolio ("Defendant Portfolios").



The complaint alleges that Enron sold commercial paper pursuant to an offering memorandum dated September 14, 2001 and that in a series of transactions between October 26, 2001 and November 6, 2001, Enron, at the urging of some or all of the defendants named in the complaint, transferred over $1 billion to the defendants for the purpose of prepaying the notes prior to their maturity. According to the complaint, among the transfers made by Enron during that period were transfers totaling $16,589,671.11 made to a group of entities including the Defendant Portfolios for the purpose of repurchasing the Enron commercial paper held by them. The complaint alleges that these transfers are avoidable under the bankruptcy code on the ground that they were preferential and constructively fraudulent, and seeks to hold Diversified, the Defendant Portfolios and certain other entities jointly and severally liable for these transfers.



Diversified and the Defendant Portfolios deny the claims raised in the complaint and are exploring defenses to the allegations. As of the date of this prospectus, this proceeding is still at an early stage and it would be premature to express a view as to the likelihood that Diversified or the Defendant Portfolios will prevail in this matter, the extent of loss that any such party might suffer should it not prevail, or whether any such party might be entitled to indemnification or contribution from any third party to compensate any such loss.


ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
                                                             INVESTMENT ADVISERS

Diversified Investment Advisors, Inc. is the investment adviser of each of the Portfolios. Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc., a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON USA is an indirect, wholly-owned subsidiary of AEGON n.v., a Netherlands corporation which is a publicly traded international insurance group.

Diversified has selected subadvisers for each Portfolio. Diversified provides general supervision of the subadvisers, subject in each case to policies set by the Trustees. Diversified's investment management decisions are made by a committee of Diversified's personnel.

The subadvisers make the day-to-day investment decisions for the Portfolios and place the purchase and sale orders for securities transactions, subject in all cases to the general supervision of Diversified. The subadvisers are listed below.


The Trust has obtained an exemptive order from the Securities and Exchange Commission which permits the Portfolios to obtain, under certain circumstances, the services of one or more subadvisers without investor or shareholder approval. The exemptive order also permits the terms of sub-advisory agreements to be changed and the employment of subadvisers to be continued after events that would otherwise cause an automatic termination of a sub-advisory agreement, in each case without shareholder approval if those changes or continuation are approved by the Portfolio's Board of Trustees. If a subadviser were added or changed without shareholder approval, the prospectuses of funds investing in the Portfolio would be revised and shareholders of those funds notified. Investors in all of the Portfolios have approved the exemptive order.

                                                                     SUBADVISERS

The subadvisers described in this section are responsible for the daily management of the Portfolios named below. Diversified provides general supervision of the subadvisers. Except as otherwise noted, investment decisions are made by a committee of each subadviser's personnel.


MONEY MARKET PORTFOLIO



Capital Management Group. Capital Management Group is a division of 1740 Advisers, Inc., a wholly-owned subsidiary of The MONY Group, Inc. Capital Management Group has been a registered investment adviser since 1971. The principal business address of Capital Management Group is 1740 Broadway, New York, New York 10019.



David E. Wheeler, Investment Vice President and Portfolio Manager, has been responsible for the day-to-day management of the Money Market Portfolio since 1997. Mr. Wheeler has been employed by Capital Management Group since 1994 and was employed at AIG Investment Advisers prior to 1994.


INTERMEDIATE GOVERNMENT BOND PORTFOLIO


Allegiance Investment Management, L.L.C.


Stephens Capital Management



Allegiance Investment Management, L.L.C. Allegiance was formed in 2001. Its predecessor, Allegiance Capital, Inc., was formed in 1988. 100% of Allegiance Capital, Inc's. assets were subsequently transferred to Allegiance. Allegiance has been a registered investment adviser since 2002. The principal business address of Allegiance is 300 Pacific Coast Highway, Suite 305, Huntington Beach, California 92648.



Bill Mawhorter, Managing Director, Chairman and Chief Investment Officer of Allegiance, is responsible for the day-to-day supervision of the Intermediate Government Bond Portfolio on behalf of Allegiance. Mr. Mawhorter has been a portfolio manager with Allegiance since 1988.



Stephens Capital Management ("SCM"). SCM was formed in 1982 and has been a registered investment adviser since 1982. The principal business address of SCM is 111 Center Street, Little Rock, Arkansas 72203.



William L. Tedford, Executive Vice President of Stephens, Inc., is responsible for the day-to-day supervision of the Intermediate Government Bond Portfolio on behalf of SCM. Mr. Tedford has been employed with Stephens, Inc. since 1966.

CORE BOND PORTFOLIO


BlackRock Advisors, Inc. BlackRock was formed in 1988 and was acquired by PNC Financial Services Group (formerly PNC Bank) in 1995. BlackRock has been a registered investment adviser since 1988. The principal business address of BlackRock is 100 Bellevue Parkway, Wilmington, Delaware 19809.

HIGH QUALITY BOND PORTFOLIO


Merganser Capital Management Limited Partnership. Merganser was formed in 2000, as the successor to a business formed in 1984, and is owned by certain of its employees. Merganser, or its predecessor, has been a registered investment adviser since 1984. The principal business address of Merganser is 99 High Street, Cambridge, Massachusetts 02110.



HIGH YIELD BOND PORTFOLIO



Eaton Vance Management. Eaton Vance Corp. is the indirect owner of Eaton Vance Management which has been a registered investment adviser since October 30, 1990. The principal business address of Eaton Vance Management is 255 State Street, Boston, Massachusetts 02109.



Linda Carter, Vice President, Portfolio Manager and Senior Fixed Income Analyst, and Michael W. Weilheimer, Director of High Yield Fixed Income, Vice President and Portfolio Manager, are responsible for the day-to-day supervision of management of the High Yield Bond Portfolio. Ms. Carter has been with Eaton Vance Management for more than five years and has held the following positions:
Vice President, John Hancock Advisers; Senior Investment Officer, Allmerica Financial; Investment Analyst, United Business Services. Mr. Weilheimer has been with Eaton Vance Management for more than five years and has held the following positions: Senior Analyst, Amroc Investments, L.P.; and Senior Analyst, Cowen & Company.


BALANCED PORTFOLIO

Aeltus Investment Management, Inc.
BlackRock Advisors, Inc.

Aeltus Investment Management, Inc. Aeltus was formed in 1972 and is an indirect wholly-owned subsidiary of ING Groep NV. Aeltus has been a registered investment adviser since 1972. The principal business address of Aeltus is 10 State House Square, Hartford, Connecticut 06103-3602.

Hugh Whelan and Douglas Cote are responsible for the day-to-day supervision of management of the Balanced Fund on behalf of Aeltus.

BlackRock Advisors, Inc. BlackRock was formed in 1988 and was acquired by PNC Financial Services Group (formerly PNC Bank) in 1995. BlackRock has been a registered investment adviser since 1988. The principal business address of BlackRock is 100 Bellevue Parkway, Wilmington, Delaware 19809.

VALUE & INCOME PORTFOLIO


Alliance Capital Management, L.P. Alliance Capital Management is the general partner of Alliance, and Alliance Capital Management Holding, L.P. and AXA Financial Inc. own approximately 30% and 50% of Alliance, respectively as limited partners. Alliance has been a registered investment adviser since August 13, 1999. The principal business address of Alliance is 1345 Avenue of the Americas, New York, New York 10105.



In December 2003, Alliance Capital Management announced that it had reached terms with the New York State Attorney General and the Staff of the Securities and Exchange Commission for the resolution of regulatory claims with respect to market timing in certain of its mutual funds. The Portfolios believe that none of the regulatory claims involved any activities related to the Value & Income Portfolio.

GROWTH & INCOME PORTFOLIO


Aeltus Investment Management Inc.


Credit Suisse Asset Management, LLC



Aeltus Investment Management Inc. Aeltus was formed in 1972 and is an indirect wholly-owned subsidiary of ING Groep, NV. Aeltus has been a registered investment adviser since 1972. The principal business address of Aeltus is 10 State House Square, Hartford, Connecticut 06103-3602.



Hugh Whelan and Douglas Cote are responsible for the day-to-day supervision of management of the Growth & Income Portfolio on behalf of Aeltus. Mr. Whelan has been a portfolio manager with Aeltus since 1989. Mr. Cote has been a portfolio manager with Aeltus since 2001 and an equity analyst since 1996.



Credit Suisse Asset Management, LLC. Credit Suisse is the investment management division of Credit Suisse Group. Credit Suisse's predecessor firm was created in 1935 and has been a registered investment adviser since 1968. The principal business address of Credit Suisse is 466 Lexington Avenue, New York, New York 10017-3140.



D. Susan Everly, Margaret D. Miller and Sheryl Hempel are jointly responsible for the day-to-day management of the Growth & Income Portfolio on behalf of Credit Suisse. Ms. Everly has been employed by Credit Suisse since April 1998 and prior to that was an analyst at Goldman Sachs. Ms. Miller joined Credit Suisse in 2000 as a result of its acquisition of Donaldson, Lufkin & Jenrette where she had worked since 1996. Ms. Hempel joined Credit Suisse in 2000 from Morgan Stanley Dean Witter Investment Management which she joined in 1996.


EQUITY GROWTH PORTFOLIO

Ark Asset Management Co., Inc.

RCM Capital Management, LLC

Marsico Capital Management, LLC

Ark Asset Management Co., Inc. Ark has been a registered investment adviser since July 10, 1989. Ark was formed in July 1989 and is owned by Ark Asset Holdings, Inc. Ark Asset Holdings, Inc. is owned by certain Ark employees. The principal business address of Ark is 125 Broad Street, 13th Floor, New York, New York, 10004.


RCM Capital Management, LLC. Dresdner RCM Global Investors LLC changed its name to RCM Capital Management, LLC effective January 1, 2004. RCM was established in 1996 and has been a registered investment adviser since 1972. The principal business address of RCM is Four Embarcadero Center, San Francisco, California 94111.


Marsico Capital Management, LLC Marsico, a Delaware limited liability company, was formed in September 1997 and has been a registered investment adviser since September 26, 1997. Marsico is wholly owned by the Bank of America. The principal business address of Marsico is 1200 17th Street, Suite 1300, Denver, Colorado 80202.

Thomas F. Marsico, the Chairman and Chief Executive Officer of Marsico since 1997, is responsible for the day-to-day supervision of management of the Equity Growth Portfolio. From 1988 to 1997, Mr. Marsico was a portfolio manager for Janus Capital Corporation.

MID-CAP VALUE PORTFOLIO

Cramer, Rosenthal, McGlynn, LLC. CRM was founded in 1973 as an independent investment counselor. CRM has been a registered investment adviser since April 1973. The principal business address of CRM is 520 Madison Avenue, New York, New York 10022.

MID-CAP GROWTH PORTFOLIO


RCM Capital Management, LLC. Dresdner RCM Global Investors LLC changed its name to RCM Capital Management, LLC effective January 1, 2004. RCM was established in 1996 and has been a registered investment adviser since 1972. The principal business address of RCM is Four Embarcadero Center, San Francisco, California 94111.


SMALL-CAP VALUE PORTFOLIO

Sterling Capital Management LLC. Sterling was founded in 1971 and has been a registered investment adviser since August 16, 1972. The principal business address of Sterling is Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211.

SPECIAL EQUITY PORTFOLIO

INVESCO Institutional (N.A.), Inc.
RS Investment Management, L.P.
Seneca Capital Management, LLC
Wellington Management Company, LLP
Westport Asset Management, Inc.

INVESCO Institutional (N.A), Inc. INVESCO was formed in 1971 and has been a registered investment adviser since 1971. INVESCO is indirectly wholly owned by AMVESCAP PLC. The principal business address of INVESCO is 1166 Avenue of the Americas, 26th Floor, New York, New York 10036.

Jeremy S. Lefkowitz, Portfolio Manager, is responsible for the day-to-day management of the Special Equity Portfolio on behalf of INVESCO. Mr. Lefkowitz has been employed by INVESCO since October 1974.

RS Investment Management, L.P. RS was formed in 1999 and is owned by certain of its employees. RS (or its predecessor) has been a registered investment adviser since 1984. The principal business address of RS is 388 Market Street, Suite 200, San Francisco, California 94111.

David J. Evans, Portfolio Manager, has been responsible for the day-to-day supervision of management of the Special Equity Portfolio on behalf of RS Investment Management, L.P. since 1999 and has been employed by RS Investment Management, L.P. since 1989.

Seneca Capital Management, LLC. Seneca (or its predecessor) has been a registered investment adviser since 1989. Seneca is owned by certain of its employees and Phoenix Investment Partners, a division of Phoenix Home Life. The principal business address of Seneca is 909 Montgomery Street, Suite 500, San Francisco, California 94133.

Gail P. Seneca, Chief Investment Officer and Richard D. Little, Sr. Equity Portfolio Manager are responsible for the day-to-day management of the Special Equity Portfolio on behalf of Seneca since 2002 and have been employed by Seneca since 1989.


Wellington Management Company, LLP. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. The principal business address of Wellington Management is 75 State Street, Boston, Massachussets 02109.



Stephen T. O'Brien, Senior Vice President and Portfolio Manager, has been responsible for the day-to-day management of the Special Equity Portfolio on behalf of Wellington Management since 2002 and has been employed by Wellington Management since 1983.


Westport Asset Management, Inc. Westport was formed in 1983 and is owned by certain of its employees. Westport has been a registered investment adviser since 1983. The principal business address of Westport is 253 Riverside Avenue, Westport, Connecticut 06880.

Andrew Knuth, Portfolio Manager, has been responsible for the day-to day management of the Special Equity Portfolio on behalf of Westport since 1994 and has been employed by Westport since 1983.

SMALL-CAP GROWTH PORTFOLIO

Delaware Management Company. Delaware is a series of Delaware Management Business Trust. Delaware traces its origins to 1929 and has been a registered investment advisor since June 1952. Delaware and its predecessors have been managing funds in the financial services industry since 1938. Delaware is wholly owned by Lincoln Financial Group. The principal business address of Delaware is 2005 Market Street, Philadelphia, Pennsylvania 19103.

AGGRESSIVE EQUITY PORTFOLIO

McKinley Capital Management, Inc. McKinley was formed in March of 1991 and is owned by Robert B. Gillam. Commencing in 1998, McKinley awarded equity interest to key employees. McKinley has been a registered investment adviser since 1991. The principal business address of McKinley is 3301 C Street, Anchorage, Alaska 99503.

Robert B. Gillam, Portfolio Manager, has been responsible for the day-to-day supervision of management of the Aggressive Equity Portfolio since 1996 and has been employed by McKinley since 1991.

INTERNATIONAL EQUITY PORTFOLIO


LSV Asset Management


Wellington Management Company, LLP



LSV Asset Management. LSV was formed in 1994 and is owned by eleven equity partners, all of whom are actively involved in the business. The employees of LSV own a majority of the firm's equity. The principal business address of LSV is One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.



Wellington Management Company, LLP. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. The principal business address of Wellington Management is 75 State Street, Boston, Massachussets 02109.



Andrew S. Offit, Senior Vice President and Portfolio Manager, has been responsible for the day-to-day management of the International Equity Portfolio on behalf of Wellington Management since 2004 and has been employed by Wellington Management since 1997.

                                                                   ADVISORY FEES


For the fiscal year ended December 31, 2003, each Portfolio paid Diversified and the subadvisers aggregate advisory fees (after waivers) equal to that percentage of the Portfolio's average daily net assets set forth in the table below.



    --------------------------------------------------------------------------------
     Money Market Portfolio                                                    0.25%
    --------------------------------------------------------------------------------
     High Quality Bond Portfolio                                               0.35%
    --------------------------------------------------------------------------------
     Intermediate Government Bond Portfolio                                    0.35%
    --------------------------------------------------------------------------------
     Core Bond Portfolio                                                       0.35%
    --------------------------------------------------------------------------------
     High Yield Bond Portfolio                                                 0.54%
    --------------------------------------------------------------------------------
     Balanced Portfolio                                                        0.44%
    --------------------------------------------------------------------------------
     Value & Income Portfolio                                                  0.45%
    --------------------------------------------------------------------------------
     Growth & Income Portfolio                                                 0.60%
    --------------------------------------------------------------------------------
     Equity Growth Portfolio                                                   0.62%
    --------------------------------------------------------------------------------
     Mid-Cap Value Portfolio                                                   0.62%
    --------------------------------------------------------------------------------
     Mid-Cap Growth Portfolio                                                  0.66%
    --------------------------------------------------------------------------------
     Small-Cap Value Portfolio                                                 0.73%
    --------------------------------------------------------------------------------
     Special Equity Portfolio                                                  0.80%
    --------------------------------------------------------------------------------
     Small-Cap Growth Portfolio                                                0.75%
    --------------------------------------------------------------------------------
     Aggressive Equity Portfolio                                               0.96%
    --------------------------------------------------------------------------------
     International Equity Portfolio                                            0.75%
    --------------------------------------------------------------------------------


                                                                   CAPITAL STOCK

Each Portfolio is a separate series of Diversified Investors Portfolios, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Currently, there are sixteen active Series of the Trust. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. No investor in the Portfolios shall be subject to any personal liability whatsoever in connection with the Portfolios' property or the acts, obligations or affairs of the Portfolios solely by reason of being or having been an investor in the Portfolios. Investments in a Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment in that Portfolio. Investors in a Portfolio will vote as a separate class, except as to voting for Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolios are not required and have no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

ITEM 7.  INVESTOR INFORMATION.
                                                    HOW NET INCOME IS CALCULATED


Each Portfolio determines its net asset value on each day the New York Stock Exchange is open for trading (referred to as a "Business Day") and allocates all net income and realized capital gain pro rata among the investors in the Portfolio at the time of such determination.


The "net income" of a Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of a Portfolio. All the net income of a Portfolio is allocated pro rata among the investors in that Portfolio (and no other Series).

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

The Trust reserves the right to cease accepting investments for any Portfolio at any time or to reject any investment order.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of the close of regular trading on the New York Stock Exchange, on each Business Day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following Business Day of the Portfolio.

An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The Portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

Each Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolios do not expect to pay any federal income taxes and, generally, investors in a Portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from a Portfolio. However, each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits and other items, whether or not distributed, in determining its income tax liability.


Each Portfolio also expects that investors that seek to qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code") will be able to look through to their proportionate shares of the assets and income of such Portfolio for purposes of determining their compliance with the federal income tax requirements of Subchapter M of the Code. It is intended that a Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy such requirements assuming that the investor invested all of its assets in the Portfolio.


The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local or foreign tax consequences to them of investing in a portfolio.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

The exclusive placement agent for the Portfolios is Diversified Investors Securities Corp. ("DISC"). The address of DISC is 4 Manhattanville Road, Purchase, New York 10577. DISC receives no compensation for serving as the exclusive placement agent for the Portfolios.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.


This Part B sets forth information with respect to Money Market Portfolio, High Quality Bond Portfolio, Intermediate Government Bond Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Value & Income Portfolio, Growth & Income Portfolio, Equity Growth Portfolio, Mid-Cap Value Portfolio, Mid-Cap Growth Portfolio, Small-Cap Value Portfolio, Special Equity Portfolio, Small-Cap Growth Portfolio, Aggressive Equity Portfolio and International Equity Portfolio, each a series of Diversified Investors Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for each Portfolio is April 23, 2004.


TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Portfolio History...........................................  B-2
Description of each Portfolio and Its Investments and
  Risks.....................................................  B-2
Management of each Portfolio................................  B-23
Control Persons and Principal Holders of Securities.........  B-26
Investment Advisory and Other Services......................  B-26
Brokerage Allocation and Other Practices....................  B-36
Capital Stock and Other Securities..........................  B-40
Purchase, Redemption and Pricing of Securities..............  B-41
Taxation of each Portfolio..................................  B-43
Underwriters................................................  B-45
Calculations of Performance Data............................  B-45
Financial Statements........................................  B-45
Appendix A -- Description of Securities Ratings.............  A-1
Appendix B -- Proxy Voting Guidelines and Procedures........  B-1

ITEM 11.  PORTFOLIO HISTORY.


Diversified Investors Portfolios (the "Trust") was organized as a trust under the laws of the State of New York on September 1, 1993. The Trust consists of sixteen series: Money Market Portfolio, High Quality Bond Portfolio, Intermediate Government Bond Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Value & Income Portfolio, Growth & Income Portfolio, Equity Growth Portfolio, Mid-Cap Value Portfolio, Mid-Cap Growth Portfolio, Small-Cap Value Portfolio, Special Equity Portfolio, Small-Cap Growth Portfolio, Aggressive Equity Portfolio and International Equity Portfolio (each a "Portfolio" and collectively the "Portfolios").


ITEM 12.  DESCRIPTION OF EACH PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The investment objective of MONEY MARKET PORTFOLIO is to provide liquidity and as high a level of current income as is consistent with the preservation of capital.

The investment objective of HIGH QUALITY BOND PORTFOLIO is to provide a high risk-adjusted return while focusing on the preservation of capital.

The investment objective of INTERMEDIATE GOVERNMENT BOND PORTFOLIO is to provide as high a level of current income as is consistent with the preservation of capital.

The investment objective of CORE BOND PORTFOLIO is to achieve maximum total return.


The investment objective of HIGH YIELD BOND PORTFOLIO is to provide a high level of current income.


The investment objective of BALANCED PORTFOLIO is to provide a high total investment return through investment in a broadly diversified portfolio of stocks, bonds and money market instruments.

The investment objective of VALUE & INCOME PORTFOLIO is to provide a high level of current income through investment in a diversified portfolio of common stocks with relatively high current yield; capital appreciation is a secondary objective.

The investment objective of GROWTH & INCOME PORTFOLIO is to provide capital appreciation and current income.

The investment objective of EQUITY GROWTH PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with a potential for above-average growth in earnings; current income is a secondary objective.

The investment objective of the MID-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The investment objective of the MID-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The investment objective of SMALL-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The investment objective of SPECIAL EQUITY PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks of small to medium size companies.

The investment objective of SMALL-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The investment objective of AGGRESSIVE EQUITY PORTFOLIO is to provide a high level of capital appreciation primarily through investing in a diversified portfolio of common stocks.

The investment objective of INTERNATIONAL EQUITY PORTFOLIO is to provide a high level of long-term capital appreciation through investment in a diversified portfolio of securities of foreign issuers.

Except as stated otherwise, all investment objectives, policies and restrictions described herein are nonfundamental, and may be changed without prior investor approval.

The Portfolios may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described in Part A to this Registration Statement and herein. Diversified Investment Advisors, Inc. ("Diversified" or the "Adviser") is the investment adviser of each Portfolio.

Diversified delegates the daily management of each Portfolio to one or more subadvisers (each, a "Subadviser" and collectively, the "Subadvisers"). Diversified supervises and monitors the Subadvisers.

BANK OBLIGATIONS

Bank obligations include certificates of deposit, time deposits (including Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. The Portfolios have established certain minimum credit quality standards for bank obligations in which they invest.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic banks, among other things, generally are required to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower, and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches and subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as certificates of deposit and time deposits, may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to risks that are different from or are in addition to those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (a) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (b) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state.

U.S. GOVERNMENT AND AGENCY SECURITIES

U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of these obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities (STRIPS). STRIPS are sold as zero coupon securities. These securities are usually structured with two classes that receive different portions of the interest and principal payments from the underlying obligation. The yield to maturity on the interest-only class is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only class generally is unusually volatile in response to changes in interest rates. See "Zero Coupon Securities" below for more information.

U.S. Treasury securities differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.

Certain Federal agencies such as the Government National Mortgage Association
(GNMA) have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, GNMA pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government has historically provided financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.

COLLATERALIZED MORTGAGE OBLIGATIONS

A Portfolio may invest a portion of its assets in collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities (such collateral referred to collectively as "Mortgage Assets"). Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities.

Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security).

A Portfolio may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier.

MORTGAGE-BACKED SECURITIES

A Portfolio may invest in mortgage-backed securities. Mortgage-backed securities are securities representing interests in "pools" of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage-backed securities are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or part of a premium if any has been paid, and the actual yield (or total return) to a Portfolio may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of a mortgage-backed security generally will decline; however, when interest rates are declining, the value of mortgage-backed securities with prepayment features may not increase as much as that of other fixed-income securities. In the event of an increase in interest rates which results in a decline in mortgage prepayments, the anticipated maturity of mortgage-backed securities held by a Portfolio may increase, effectively changing a security which was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities.

Payment of principal and interest on some mortgage-backed securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by GNMA); or guaranteed by agencies or instrumentalities of the U.S. Government (such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation, (FHLMC) which are supported only by the discretionary authority of the U.S. Government to purchase the agency's obligations). Mortgage-backed securities may also be issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers). Some of these mortgage-backed securities may be supported by various forms of insurance or guarantees.

Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage-backed securities (such as securities issued by the GNMA) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

The principal governmental guarantor of mortgage-backed securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration ("FHA") insured or Veterans Administration ("VA") guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage-backed securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest.

FHLMC is also a government-sponsored corporation owned by private stockholders. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) for FHLMC's national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass through pools of mortgage loans. Such issuers may also be the originators and/or servicers of the underlying mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. A Portfolio may also buy mortgage-related securities without insurance or guarantees.

COMMERCIAL PAPER

Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under an agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

The Portfolios may purchase three types of commercial paper, as classified by exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). The three types include open market, privately placed, and letter of credit commercial paper. Trading of such commercial paper is conducted primarily by institutional investors through investment dealers or directly through the issuers. Individual investor participation in the commercial paper market is very limited.

     OPEN MARKET. "Open market" commercial paper refers to the commercial paper of any industrial, commercial, or financial institution which is openly traded, including directly issued paper. "Open market" paper's 1933 Act exemption is under Section 3(a)(3) which limits the use of proceeds to current transactions, limits maturities to 270 days and requires that the paper contain no provision for automatic rollovers.

     PRIVATELY PLACED. "Privately placed" commercial paper relies on the exemption from registration provided by Section 4(2), which exempts transactions by an issuer not involving any public offering. The commercial paper may only be offered to a limited number of accredited investors. "Privately placed" commercial paper has no maturity restriction.

     LETTER OF CREDIT. "Letter of credit" commercial paper is exempt from registration under Section 3(a)(2) of the 1933 Act. It is backed by an irrevocable or unconditional commitment by a bank to provide funds for repayment of the notes. "Letter of credit" paper has no limitations on purchasers.

VARIABLE RATE AND FLOATING RATE SECURITIES

The Portfolios may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days, in each case upon not more than 30 days' notice. Variable rate demand notes include master demand notes which are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. The interest rate on these securities may be reset daily, weekly, quarterly, or some other reset period and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. Frequently, such obligations are backed by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Portfolio may invest in obligations which are not so rated only if the Portfolio's Subadviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Portfolio may invest. The applicable Subadviser, on behalf of a Portfolio, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the Portfolio. The Portfolios will not invest more than 15% (10% in the case of the Money Market Portfolio) of the value of their net assets in floating or variable rate demand obligations as to which they cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable. See "Illiquid Securities" below.

PARTICIPATION INTERESTS

A Portfolio may purchase from financial institutions participation interests in securities in which such Portfolio may invest. A participation interest gives a Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. If the participation interest is unrated, or has been given a rating below that which is permissible for purchase by the Portfolio, the participation interest will be backed by an irrevocable letter of credit or guarantee of a bank, or the payment obligation otherwise will be collateralized by U.S. Government securities, or, in the case of unrated participation interests, the Portfolio's Subadviser must have determined that the instrument is of comparable quality to those instruments in which a Portfolio may invest. For certain participation interests, a Portfolio will have the right to demand payment, on not more than seven days' notice, for all or any part of the Portfolio's participation interest in the security, plus accrued interest. As to these instruments, a Portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. A Portfolio will not invest more than 15% (10% in the case of the Money Market Portfolio) of its net assets in participation interests that do not have this demand feature, and in other securities that are not readily marketable. See "Illiquid Securities" below.

ILLIQUID SECURITIES

Each Portfolio may invest up to 15% (10% for the Money Market Portfolio) of its net assets in illiquid securities, including restricted securities that are illiquid.

Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the 1933 Act, securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. The absence of a trading market can make it difficult to ascertain a market value for these investments. In addition, limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them which, if possible at all, would result in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

Rule 144A under the 1933 Act allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.

The applicable Subadviser will monitor the liquidity of Rule 144A securities for each Portfolio under the supervision of the Trust's Board of Trustees. In reaching liquidity decisions, the Subadviser will consider, among other things, the following factors: (a) the frequency of trades and quotes for the security,
(b) the number of dealers and other potential purchasers wishing to purchase or sell the security, (c) dealer undertakings to make a market in the security and
(d) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

The liquidity of Rule 144A Securities could be impaired if trading in these investments does not develop or if qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.

UNSECURED PROMISSORY NOTES

A Portfolio also may purchase unsecured promissory notes ("Notes") which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the Portfolio's investment objective. The Notes purchased by the Portfolio will have remaining maturities of 13 months or less. The Portfolio will invest no more than 15% (10% in the case of the Money Market Portfolio) of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the Portfolio cannot exercise the demand feature described above and as to which there is no secondary market). See "Illiquid Securities" above.

REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed-upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or government agency issues. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily.

The Portfolios may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, but not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash or liquid securities having a value equal to the repurchase price, including accrued interest. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements also involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.

The Portfolios may, together with other registered investment companies managed by the Portfolios' Subadvisers or their affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements, including tri-party subcustody repurchase arrangements.

FOREIGN SECURITIES -- ALL PORTFOLIOS

The Portfolios may invest their assets in securities of foreign issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, brokerage or other taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States.

It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable United States companies. Foreign security trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payment, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States.

MONEY MARKET PORTFOLIO

The Money Market Portfolio may invest in the following foreign securities: (a) U.S. dollar-denominated obligations of foreign branches and subsidiaries of domestic banks and foreign banks (such as Eurodollar CDs, which are U.S. dollar-denominated CDs issued by branches of foreign and domestic banks located outside the United States; Eurodollar TDs ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a foreign or domestic bank; and Canadian TDs, which are essentially the same as ETDs except they are issued by branches of major Canadian banks); (b) high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by foreign corporations (including Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian subsidiary of a U.S. corporation, and Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer); and (c) U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the Portfolio's Subadviser to be of comparable quality to the other obligations in which the Money Market Portfolio may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO

Not more than 5% of a Portfolio's assets may be invested in closed-end investment companies which primarily hold foreign securities. Investments in such companies entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

American Depository Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of foreign issuers provide an alternative method for a Portfolio to make foreign investments. These securities are not denominated in the same currency as the securities into which they may be converted and fluctuate in value based on the underlying security. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts evidencing a similar arrangement.

The Portfolios may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

Forward currency exchange contracts may be entered into for each Portfolio for the purchase or sale of foreign currency to hedge against adverse rate changes or otherwise to achieve the Portfolio's investment objectives. A currency exchange contract allows a definite price in dollars to be fixed for securities of foreign issuers that have been purchased or sold (but not settled) for the Portfolio.

Because some Portfolios may buy and sell securities denominated in currencies other than the U.S. dollar and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or use forward contracts to purchase or sell foreign currencies.

A forward foreign currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are effected in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. A Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

The Portfolios may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position.

Each Portfolio may also enter into proxy hedges and cross hedges. In a proxy hedge, which generally is less costly than a direct hedge, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. A Portfolio may enter into a cross hedge if a particular currency is expected to decrease against another currency. The Portfolio would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount equal to some or all of the Portfolio's holdings denominated in the currency sold.

Entering into exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

The Portfolios (other than the International Equity Portfolio) will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the Portfolios may do so when their Subadvisers determine that the transactions would be in a Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event a Portfolio's ability to utilize forward contracts in the manner set forth in Part A to this Registration Statement may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

Even if a hedge is generally successful, the matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit a Portfolio's ability to use such contracts to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.

GUARANTEED INVESTMENT CONTRACTS

The Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Portfolio guaranteed interest. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment and, together with other instruments in a Portfolio which are not readily marketable, will not exceed 15% (10% in the case of the Money Market Portfolio) of the Portfolio's net assets. The term of a GIC will be 13 months or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of the guaranteed interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.

WHEN-ISSUED SECURITIES

Forward commitments or purchases of securities on a when-issued basis are transactions where the price of the securities is fixed at the time of commitment and the delivery and payment ordinarily takes place beyond customary settlement time. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the buyer before settlement. The securities are subject to market fluctuation due to changes in market interest rates; the securities are also subject to fluctuation in value pending settlement based upon public perception of the creditworthiness of the issuer of these securities.

It is expected that, under normal circumstances, the Portfolios would take delivery of such securities. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, the Portfolio establishes procedures consistent with the relevant policies of the SEC. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolios expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, although the Portfolios do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if a Portfolio determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, the Portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Portfolio's payment obligation).

ZERO COUPON OBLIGATIONS

A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is sold at a discount, frequently substantial, and redeemed at face value at its maturity date. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to react more to interest rate changes than non-zero coupon securities with similar maturity and credit qualities.

A Portfolio may acquire zero coupon obligations when consistent with its investment objective and policies. Since interest income is accrued throughout the term of the zero coupon obligation but is not actually received until maturity, a Portfolio may have to sell other securities to pay dividends based on such accrued income prior to maturity of the zero coupon obligation.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS AND FOREIGN
CURRENCIES -- PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO

Futures Contracts. A Portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign stocks, U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated "contracts markets" by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.

Purchases or sales of stock index futures contracts may be used to attempt to protect a Portfolio's current or intended stock investments from broad fluctuations in stock prices. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a decline in the market value of the Portfolio's securities. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Portfolio intends to purchase. As such purchases are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities.

At the same time a futures contract is purchased or sold, the Portfolio must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

Although futures contracts by their terms may call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a Portfolio will incur brokerage fees when it purchases or sells futures contracts.

The purpose of the acquisition or sale of a futures contract, in the case of a Portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Portfolio. If interest rates did increase, the value of the debt security in a Portfolio would decline, but the value of the futures contracts to the Portfolio would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is generally more liquid than the cash market, the use of futures contracts as an investment technique allows a Portfolio to maintain a defensive position without having to sell its portfolio securities.

Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could then buy debt securities on the cash market.

When a Portfolio enters into futures contracts, the Portfolio will establish a segregated account to cover the Portfolio's obligations with respect to such futures contracts. The assets in the account will consist of cash or liquid securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts.

The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate or other trends by the applicable Subadviser may still not result in a successful transaction.

In addition, futures contracts entail risks. Although the Subadvisers believe that use of such contracts will benefit the Portfolios, if the Subadvisers' investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held by it and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell debt securities to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

Options on Futures Contracts. The Portfolios may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities. As with the purchase of futures contracts, when a Portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

The amount of risk a Portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's investment portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option the Portfolio has written is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. In the case of a call option written by the Portfolio, the loss is potentially unlimited. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

In order to assure that a Portfolio will not be deemed to be a "commodity pool" for purposes of the Commodity Exchange Act, regulations and related positions of the Commodity Futures Trading Commission ("CFTC") currently require that the Portfolio enter into transactions in futures contracts and options on futures contracts only (i) for bona fide hedging purposes (as defined in CFTC regulations), (ii) for non-hedging purposes, provided that the aggregate initial margin and premiums on such non-hedging positions does not exceed 5% of the liquidation value of the Portfolio's assets, or (iii) for non-hedging purposes, provided that the aggregate notional value of such non-hedging positions (as calculated pursuant to CFTC regulations and interpretations) does not exceed the liquidation value of the Portfolio's assets. CFTC regulations and positions may change, and a Portfolio may use futures contracts and options on futures contracts to the fullest extent permitted by applicable law.

Options on Foreign Currencies. A Portfolio may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, may be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

A Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where a Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

Losses from the writing of call options are potentially unlimited. Accordingly, the Portfolios intend that any call options on foreign currencies that they write (other than for cross-hedging purposes as described below) will be covered. A call option written on a foreign currency by a Portfolio is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of another foreign currency held in its portfolio. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account with its custodian.

The Portfolios may also write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a Portfolio in futures contracts, forward contracts and options on foreign currencies are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (a) other complex foreign political and economic factors, (b) lesser availability than in the United States of data on which to make trading decisions, (c) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (d) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (e) lesser trading volume.

The successful use of futures contracts, options on futures contracts and options on foreign currencies draws upon the applicable Subadviser's skill and experience with respect to such instruments. Should stock prices, or interest or exchange rates move in an unexpected manner, a Portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or foreign currencies or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts or foreign currencies and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.


From time to time, the Portfolio may use credit default swaps to buy or sell credit protection on an individual issuer or a "basket" of issuers, and may also purchase credit linked notes. In a credit default swap, the buyer of credit protection agrees to pay the seller a periodic premium payment in return for the seller paying the amount under par at which a bond is trading if an event occurs that impacts the payment ability of the issuer of the underlying bonds. If such a transaction is to be physically settled, the buyer of the protection delivers to the seller a credit instrument that satisfies the delivery conditions outlined in the trade confirmation. The seller of the credit protection then pays the buyer the par value of the delivered instrument. In a cash settled transaction, the buyer of protection receives from the seller the difference between the market value of the credit instrument and the par value. Credit linked notes can have one or more embedded credit default swaps relating to an individual issuer or a basket of issuers. Credit linked notes are collateralized with a portfolio of securities having an aggregate AAA rating. Credit linked notes are purchased from a trust or other special purpose vehicle that pays a fixed or floating coupon during the life of the note. At maturity, investors receive par unless the referenced credit defaults or declares bankruptcy, in which case they receive an amount equal to the recovery rate. The trust enters into a default swap with a counterparty, and in the event of default, the trust pays the counterparty par minus the recovery rate in exchange for an annual fee that is passed on to the investors in the form of a higher yield on the notes. These transactions involve certain risks, including the risk that the counterparty may be unable to fulfill the transaction.


OPTIONS ON SECURITIES -- PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO

The Portfolios may write (sell) covered call and put options to a limited extent on their portfolio securities ("covered options"). However, a Portfolio may forego the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Portfolio.

When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the "exercise price") by exercising the option at any time during the option period. If the option expires unexercised, the Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a Portfolio has no control, the Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a Portfolio forgoes, in exchange for the premium less the commission ("net premium"), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which a Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, a Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. A Portfolio will only write put options involving securities for which a determination is made at the time the option is written that the Portfolio wishes to acquire the securities at the exercise price.

A Portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a "closing purchase transaction." Where a Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolio's Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, the Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received. Securities against which call options are written will be segregated on the books of the custodian for the Portfolio.

A Portfolio may purchase call and put options on any securities in which it may invest. A Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. A Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or securities of the type in which it is permitted to invest. The purchase of a put option would entitle a Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the Portfolio's investment portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Portfolio's investment portfolio securities. Put options also may be purchased by a Portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the Portfolio does not own. A Portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

The Portfolios may engage in over-the-counter options transactions with broker-dealers who make markets in these options. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Portfolios will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The applicable Subadviser will monitor the creditworthiness of dealers with whom a Portfolio enters into such options transactions under the general supervision of Diversified and the Trust's Board of Trustees.

OPTIONS ON SECURITIES INDICES -- PORTFOLIOS OTHER THAN THE MONEY MARKET
PORTFOLIO

In addition to options on securities, the Portfolios may also purchase and write
(sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under "Options on Securities."

Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although the Portfolios generally will only purchase or write such an option if the applicable Subadviser believes the option can be closed out.

Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. A Portfolio will not purchase such options unless the applicable Subadviser believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

Price movements in the Portfolios' securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, a Portfolio may be forced to liquidate portfolio securities to meet settlement obligations.

SHORT SALES "AGAINST THE BOX" -- PORTFOLIOS OTHER THAN THE MONEY MARKET
PORTFOLIO

In a short sale, a Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A Portfolio may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box."

In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If a Portfolio engages in a short sale, the collateral for the short position will be maintained by its custodian or qualified sub-custodian. While the short sale is open, a Portfolio maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the Portfolio's long position.

The Portfolios will not engage in short sales against the box for investment purposes. A Portfolio may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security (or a security convertible or exchangeable for such security). In such case, any future losses in a Portfolio's long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount a Portfolio owns. There are certain additional transaction costs associated with short sales against the box, but the Portfolios endeavor to offset these costs with the income from the investment of the cash proceeds of short sales.

As a nonfundamental operating policy, it is not expected that more than 40% of a Portfolio's total assets would be involved in short sales against the box. The Portfolios do not currently intend to engage in such sales.

REAL ESTATE INVESTMENT TRUSTS

Real Estate Investment Trusts ("REITs") pool investors' funds for investment primarily in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to its investors or unitholders if it complies with regulatory requirements relating to its organization, ownership, assets and income and a regulatory requirement that it distribute to its investors or unitholders as least 95% of its taxable income for each taxable year. Generally, REITs can be classified as Equity REITs, Mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily through rents and capital gains from appreciation realized through property sales. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Mortgage REITs are sensitive to the credit quality of the underlying borrowers. Hybrid REITs combine the characteristics of both Equity and Mortgage REITs. The value of REITs may be affected by management skill, cash flow and tax and regulatory requirements. REITs are also subject to risks generally associated with investments in real estate. A Portfolio will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

DOLLAR ROLLS AND TBA SECURITIES

Each Portfolio may enter into dollar roll transactions and purchase To Be Announced Securities ("TBAS"). Dollar rolls are transactions where a Portfolio sells securities (usually mortgage-backed securities) with a commitment to buy similar, but not identical, securities on a future date at a lower price. TBAS are a type of delayed delivery transaction where the seller agrees to issue a security at a future date. The seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms.

LOANS OF PORTFOLIO SECURITIES

Each Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Portfolio with respect to the loan is maintained with the Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Portfolio's Subadviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. No Portfolio enters into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Portfolio any accrued income on those securities, and the Portfolio may invest the cash collateral and earned income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. In the event of the bankruptcy of the other party to a securities loan, the Portfolio could experience delays in recovering either the securities lent or cash. To the extent that, in the meantime, the value of the securities lent has increased or the value of the securities purchased has decreased, a Portfolio could experience a loss. No Portfolio will lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by a Portfolio are subject to termination at the Portfolio's or the borrower's option. A Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker.

LOANS AND OTHER DIRECT INDEBTEDNESS

A Portfolio may purchase loans and other direct indebtedness, although the Stock Portfolios currently do not intend to make such investments. In purchasing a loan, a Portfolio acquires some or all of the interest of a bank or other lending institution in a loan to a corporate, governmental or other borrower. Loans may be secured or unsecured. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower's obligation.

These loans typically are made to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. The loans typically are made by a syndicate of lending institutions, represented by an agent lending institution which has negotiated and structured the loan and is responsible for collecting for itself and for others in the syndicate interest, principal and other amounts due, and for enforcing its and their other rights against the borrower. A Portfolio's investment in loans may be structured as a novation, pursuant to which the Portfolio would assume all of the rights of the lending institution in a loan, or alternatively, as an assignment, pursuant to which the Portfolio would purchase an assignment of a portion of a lender's interest in a loan either directly from the lender or through an intermediary. A Portfolio may also purchase trade or other claims against companies, which generally represent money owned by the company to a supplier of goods or services.

Certain of the loans and the other direct indebtedness acquired by a Portfolio may involve revolving credit facilities or other standby financing commitments which obligate the Portfolio to pay additional cash on a certain date or on demand. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when the Portfolio might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other liquid securities in an amount sufficient to meet such commitments.

A Portfolio's ability to receive payment of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loans and other direct indebtedness which the Portfolio will purchase, a Portfolio's Subadviser will rely upon its own (and not the original lending institution's) credit analysis of the borrower. A Portfolio may purchase interests in loans where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Some loans may be in default at time of purchase. The highly leveraged nature of many such loans and other direct indebtedness may make such loans and other direct indebtedness especially vulnerable to adverse changes in economic or market conditions.

As a Portfolio may be required to rely upon another lending institution to collect and pass on to the Portfolio amounts payable with respect to the loan and to enforce the Portfolio's rights under the loan and other direct indebtedness, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Portfolio from receiving such amounts. In such cases, a Portfolio may evaluate as well the creditworthiness of the lending institution and may treat both the borrower and the lending institution as an "issuer" of the loan for purposes of compliance with applicable law pertaining to the diversification of the Portfolio's investments.

Interests in loans or other direct indebtedness are generally illiquid, and there is a limited trading market in these investments. The limited trading market can make it difficult to ascertain a market value for these investments.

TEMPORARY DEFENSIVE POSITIONS

Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal. These investments may result in a lower yield than would be available from investments with a lower quality or longer term.

CERTAIN OTHER OBLIGATIONS

Each Portfolio may invest in instruments other than those listed previously, provided such investments are consistent with the Portfolio's investment objective, policies and restrictions.

RATING SERVICES

The ratings of rating services represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Subadvisers also make their own evaluations of these securities. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require a Portfolio to dispose of the obligation, but the applicable Subadviser will consider such an event in its determination of whether the Portfolio should continue to hold the obligation. A description of the ratings used herein and in Part A to this Registration Statement is set forth in Appendix A.

Except as stated otherwise, all investment policies and restrictions described herein are nonfundamental, and may be changed without prior investor approval.

                                                         INVESTMENT RESTRICTIONS

The "fundamental policies" of each Portfolio may not be changed with respect to the Portfolio without the approval of a "majority of the outstanding voting securities" of the Portfolio. "Majority of the outstanding voting securities" under the 1940 Act and as used herein and in Part A means, with respect to the Portfolio, the lesser of (i) 67% or more of the total beneficial interests of the Portfolio present at a meeting, if the holders of more than 50% of the total beneficial interests of the Portfolio are present or represented by proxy, or
(ii) more than 50% of the total beneficial interests of the Portfolio.

If a percentage or a rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in such percentage resulting from changes in a Portfolio's total assets or the value of a Portfolio's securities, or a later change in the rating of a portfolio security, will not be considered a violation of the relevant policy.

Fundamental Policies. As a matter of fundamental policy, no Portfolio may:

     (1) Borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's assets (including such borrowing) less liabilities (not including such borrowing), it may borrow money and enter into reverse repurchase agreements, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings or reverse repurchase agreements, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

     (2) Underwrite securities issued by other persons except insofar as the Trust or the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

     (3) Make loans to other persons except (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or the purchase of short-term obligations or (c) by purchasing debt securities of types distributed publicly or privately;

     (4) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business the Trust may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);

     (5) Concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of the Portfolio's investment objective(s), up to 25% of its total assets may be invested in any one industry (except that the Money Market Portfolio reserves the freedom of action to concentrate 25% or more of its assets in obligations of domestic branches of domestic banks); or

     (6) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

For purposes of restriction (1) above, arrangements with respect to securities lending are not treated as borrowing.

Non-Fundamental Policies. Each Portfolio will not, as a matter of operating policy, acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

ITEM 13.  MANAGEMENT OF EACH PORTFOLIO.

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Trust. Unless otherwise indicated below, the address of each Trustee and officer is 4 Manhattanville Road, Purchase, New York 10577. The address of the Trust is 4 Manhattanville Road, Purchase, New York 10577.

                                                                        TRUSTEES




    -------------------------------------------------------------------------------------------------------------------
                                                                                                         NUMBER OF
                                                                                                        INVESTMENT
                                                                                                         COMPANIES
                                                                                                      ASSOCIATED WITH
                                       POSITION HELD                                                    DIVERSIFIED
                                       AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5 YEARS       OVERSEEN BY
             NAME AND AGE               TIME SERVED            AND OTHER DIRECTORSHIPS HELD               TRUSTEE
    -------------------------------------------------------------------------------------------------------------------
     INTERESTED TRUSTEES
    -------------------------------------------------------------------------------------------------------------------
     Mark Mullin*                   Trustee since 1998   6/2002 to present--Director, President and         64
     Age: 41                                             Chief Executive Officer; 4/1995 to
                                                         6/2002--Vice President, Diversified
                                                         Investment Advisors.
     Peter G. Kunkel*               Trustee since 2002   6/2002 to present--Senior Vice President,          64
     Age: 53                                             Chief Operating Officer; 9/2001 to
                                                         6/2002--Vice President and Treasurer;
                                                         11/1997 to 9/2001--Vice President,
                                                         Diversified Investment Advisors, Inc.
    -------------------------------------------------------------------------------------------------------------------
     DISINTERESTED TRUSTEES
    -------------------------------------------------------------------------------------------------------------------
     Neal M. Jewell                 Trustee since 1993   1995 to present--Consultant; Independent           64
     Age: 69                                             Trustee, EAI Select (a registered
                                                         investment company).
     Robert Lester Lindsay          Trustee since 2002   7/1989 to present--Retired; Prior to               64
     Age: 69                                             7/1989--Executive Vice President, The MONY
                                                         Group, Inc. (an insurance company).
     Eugene M. Mannella             Trustee since 1993   8/1993 to present--President,                      64
     Age: 50                                             International Fund Services (mutual fund
                                                         administration).
     Joyce Galpern Norden           Trustee since 2002   9/1996 to present--Vice President,                 64
     Age: 64                                             Institutional Advancement,
                                                         Reconstructionist Rabbinical College.
     Patricia L. Sawyer             Trustee since 1993   2003 to present--Chairperson of Audit              64
     Age: 53                                             Committee; 1990 to present--President and
                                                         Executive Search Consultant, Smith &
                                                         Sawyer LLC.
    -------------------------------------------------------------------------------------------------------------------


------------------

   * Messrs. Mullin and Kunkel are interested by virtue of their affiliation with Diversified.



The Board of Trustees met four times during the Portfolios' last fiscal year. The Board has a standing audit committee currently composed of all of the Trustees who are not "interested persons" of the Portfolios as defined in the 1940 Act. The Audit Committee met four times during the Portfolios' last fiscal year. The audit committee reviews the internal and external accounting and auditing procedures of the Portfolios and, among other things, considers the selection of the independent public accountants for the Portfolios. The Board does not have a standing nominating or compensation committee.

                                                                        OFFICERS

Mr. Mullin is President and Chairman of the Board.


    ---------------------------------------------------------------------------------------------------------------
                                       POSITION HELD
                                       AND LENGTH OF             PRINCIPAL OCCUPATION DURING PAST 5 YEARS
             NAME AND AGE               TIME SERVED                    AND OTHER DIRECTORSHIPS HELD
    ---------------------------------------------------------------------------------------------------------------
     Robert F. Colby                  Secretary since    6/2002 to present--Senior Vice President and General
     Age: 48                               1993          Counsel; 1/1994 to 6/2002--Vice President and General
                                                         Counsel, Diversified Investment Advisors, Inc.; 11/1993 to
                                                         present--Vice President, Diversified Investors Securities
                                                         Corp.; 3/1999 to present--Vice President and Assistant
                                                         Secretary, Transamerica Financial Life Insurance Company.
     Joseph P. Carusone               Treasurer since    6/2002 to present--Vice President; 12/1999 to
     Age: 38                               2001          6/2002--Director; 10/1993 to 12/1999--Vice President, The
                                                         Bank of New York.
     Quedel Principal               Assistant Secretary  1/1996 to present--Vice President, Diversified Investment
     Age: 38                            since 2004       Advisors, Inc.; 6/2002 to present--Director, Diversified
                                                         Investors Securities Corp.
     Suzanne Montemurro             Assistant Treasurer  12/1998 to present--Director, Diversified Investment
     Age: 39                            since 2002       Advisors, Inc.
    ---------------------------------------------------------------------------------------------------------------


                                                                    COMPENSATION


For the fiscal year ended December 31, 2003, the Trust provided the following compensation to its Trustees.



    -------------------------------------------------------------------------------------------------------------------
                                                                                                          TOTAL
                                         AGGREGATE            PENSION OR                               COMPENSATION
                                        COMPENSATION          RETIREMENT                             FROM THE TRUSTS
                                            FROM               BENEFITS            ESTIMATED               AND
                                        DIVERSIFIED           ACCRUED AS             ANNUAL            FUND COMPLEX
                                         INVESTORS             PART OF           BENEFITS UPON             PAID
    NAME OF PERSON, POSITION             PORTFOLIOS         FUND EXPENSES          RETIREMENT          TO TRUSTEES
    -------------------------------------------------------------------------------------------------------------------
     Mark Mullin
     Trustee                                 None                None                  None                 None
    -------------------------------------------------------------------------------------------------------------------
     Neal M. Jewell
     Trustee                               $4,500                None                  None              $18,000
    -------------------------------------------------------------------------------------------------------------------
     Peter G. Kunkel
     Trustee                                 None                None                  None                 None
    -------------------------------------------------------------------------------------------------------------------
     Robert L. Lindsay
     Trustee                               $4,500                None                  None              $18,000
    -------------------------------------------------------------------------------------------------------------------
     Eugene M. Mannella
     Trustee                               $4,500                None                  None              $18,000
    -------------------------------------------------------------------------------------------------------------------
     Joyce Galpern Norden
     Trustee                               $4,500                None                  None              $18,000
    -------------------------------------------------------------------------------------------------------------------
     Patricia L. Sawyer
     Trustee                               $4,500                None                  None              $18,000
    -------------------------------------------------------------------------------------------------------------------


The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees of the Trust, or in a written opinion of legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgement to be independent, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.
                                                                  CODE OF ETHICS

The Trustees of The Diversified Investors Funds Group, The Diversified Investors Funds Group II, Diversified Investors Portfolios, Diversified Investment Advisors, Inc. and Diversified Investors Securities Corp., the investment adviser and the broker-dealer, respectively, have adopted a combined Code of Ethics (the"Code"). This Code prohibits specific types of personal securities transactions which would create a conflict of interest. It also establishes reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the 1940 Act.


PROXY VOTING GUIDELINES AND PROCEDURES



Although individual board members may not agree with particular policies or votes by the Adviser, the Board of Trustees has approved delegating proxy voting discretion to the Adviser believing that the Adviser should be responsible for voting because it is a matter relating to the investment decision making process.



The Portfolios' proxy voting guidelines and procedures are attached as Appendix B to this Part B.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


At March 31, 2004, the Trustees and officers of the Trust as a group owned beneficially less than 1% of the outstanding interests in each of the Portfolios.



At March 31, 2004, Transamerica Financial Life Insurance Company ("TFLIC"), Four Manhattanville Road, Purchase, New York 10577, MONY Life Insurance Company ("MONY"), 1740 Broadway, New York, New York 10019 and the Diversified Investment Advisors Collective Trust ("CIT"), Four Manhattanville Road, Purchase, New York 10577, owned the following percentage interests of the outstanding beneficial interests of the Portfolios indicated (all such interests of TFLIC and MONY being held in separate accounts of TFLIC and MONY, respectively). In addition, the series of The Diversified Investors Funds Group ("MFs") and The Diversified Investors Funds Group II ("MFIs") having the same investment goals and strategies as the Portfolios owned the following percentages of the outstanding beneficial interest of the Portfolios indicated at March 31, 2004.



----------------------------------------------------------------------------------------------------------
                                              CIT           MF          MFI         TFLIC         MONY
----------------------------------------------------------------------------------------------------------
 Money Market                                15.80%       46.14%       16.53%       15.46%        6.07%
----------------------------------------------------------------------------------------------------------
 High Quality Bond                           20.46%       29.35%        8.18%       40.80%        1.21%
----------------------------------------------------------------------------------------------------------
 Intermediate Government Bond                11.74%       43.98%        2.02%       24.50%       17.76%
----------------------------------------------------------------------------------------------------------
 Core Bond                                   28.25%       44.34%       11.54%       13.84%        2.03%
----------------------------------------------------------------------------------------------------------
 High Yield Bond                             33.66%       46.37%        9.12%        9.43%        1.42%
----------------------------------------------------------------------------------------------------------
 Balanced                                    13.64%       46.57%        3.30%       36.00%        0.49%
----------------------------------------------------------------------------------------------------------
 Value and Income                            18.45%       40.67%        8.72%       28.82%        3.34%
----------------------------------------------------------------------------------------------------------
 Growth & Income                             13.34%       52.38%        5.87%       27.60%        0.81%
----------------------------------------------------------------------------------------------------------
 Equity Growth                               16.90%       43.64%       15.97%       22.73%        0.76%
----------------------------------------------------------------------------------------------------------
 Mid-Cap Value                               38.27%       48.01%       13.51%        0.21%         N/A
----------------------------------------------------------------------------------------------------------
 Mid-Cap Growth                              43.10%       42.91%       13.83%        0.16%         N/A
----------------------------------------------------------------------------------------------------------
 Small-Cap Value                             47.32%       44.84%        7.83%        0.01%         N/A
----------------------------------------------------------------------------------------------------------
 Special Equity                              19.23%       29.89%        6.38%       32.66%       11.84%
----------------------------------------------------------------------------------------------------------
 Small-Cap Growth                            50.47%       41.95%        7.58%         N/A          N/A
----------------------------------------------------------------------------------------------------------
 Aggressive Equity                           14.98%       55.01%        5.31%       24.63%        0.07%
----------------------------------------------------------------------------------------------------------
 International Equity                        27.03%       40.92%       12.67%       15.16%        4.22%
----------------------------------------------------------------------------------------------------------


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

The Adviser manages the assets of each Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Trust with respect to that Portfolio, and subject to the investment policies described herein and in Part A. Subject to such further policies as the Board of Trustees of the Trust may determine, the Adviser provides general investment advice to each Portfolio.

For each Portfolio, the Adviser has entered into an Investment Subadvisory Agreement (each a "Subadvisory Agreement") with a Subadviser.


Each Advisory Agreement and Subadvisory Agreement provides that the Adviser or a Subadviser, as the case may be, may render services to others. Each agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the investors in the Portfolio (with the vote of each being in proportion to its interest) or by a vote of a majority of the Board of Trustees of the Trust or by the Adviser, as the case may be, on not more than 60 days' nor less than 30 days' written notice, or by the applicable Subadviser on not less than 90 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolios, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement. Similarly, each of the Subadvisory Agreements provides that the Subadviser shall be responsible only for managing the assets of the applicable Portfolio in good faith and in accordance with the terms of the Subadvisory Agreement and shall not be liable for any loss arising out of any investment or for certain others acts or omissions in the execution of security transactions for the Portfolio, except in the case of one or more of the following (depending on the provisions of the applicable Subadvisory Agreement): willful misfeasance, bad faith, negligence, gross negligence, breach of fiduciary duty, violation of law, or breach or reckless disregard of its obligations and duties under the Subadvisory Agreement.

Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of Aegon n.v., a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as the investment adviser to the Portfolios.

Diversified is an investment firm dedicated to meeting the complete needs of retirement plan sponsors and participants from pre- through post-retirement. Diversified provides flexible, high-quality services coupled with the employment of independent investment managers in an innovative investment structure.


Diversified provides services with respect to $58 billion in retirement plan assets and has offices in Boston, Charlotte, Chicago, Cincinnati, Dallas, Houston, New Orleans, New York, Philadelphia, Portland and San Francisco. It maintains recordkeeping for more than one million participants and has 955 employees dedicated to retirement plan investment and administration. Its employees average more than seven years of retirement plan experience.


As experts in customizing retirement solutions, Diversified offers comprehensive programs of high-quality investments and administrative services to defined benefit, defined contribution and not-for-profit pension plan sponsors. Diversified forms a partnership with its clients to provide exceptional plan design, participant communication programs, recordkeeping services and technical guidance. Diversified's investment structure provides access to an array of complementary investment alternatives representing the major asset classes along the risk/reward spectrum.

Subadvisers are selected from more than 4,000 independent firms. Through a rigorous portfolio manager selection process which includes researching each potential subadviser's asset class, track record, organizational structure, management team, consistency of performance and assets under management, five to ten potential subadvisers are chosen. Out of that group, Diversified then carefully chooses the three most qualified potential subadvisers based on performance evaluation, ownership structure, personnel and philosophy to return for an on-site visit and a quantitative and qualitative analysis by the investment committee. Out of those three potential subadvisers, Diversified then hires the most qualified, independent subadviser for each Portfolio, subject to approval by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust.


Highly disciplined manager evaluation on both a quantitative and qualitative basis is an ongoing process. Diversified's Manager Monitoring Group gathers and analyzes performance data and Diversified's Investment Committee reviews it. Performance attribution, risk/return ratios and purchase/sale assessments are prepared monthly and, each quarter, a more comprehensive review is completed which consists of manager visits, fundamental analysis and statistical analysis. Extensive quarterly analysis is conducted to ensure that the investment fund is being managed in line with the stated objectives. Semiannually, the Investment Committee reviews the back-up manager selection, regression analysis and universe comparisons.



A number of "red flags" signal a more extensive and frequent manager review. These flags consist of a return inconsistent with the investment objective, changes in subadviser leadership, ownership or portfolio managers, large changes in assets under management and changes in philosophy or discipline. The immediate response to any red flag is to assess the potential impact on the manager's ability to meet investment objectives. Diversified monitors "back-up" additional independent managers for each investment class so that, should a manager change be warranted, the transition can be effected on a timely basis.


Each Subadviser's performance on behalf of a Portfolio is carefully monitored by Diversified taking into consideration investment objectives and policies and level of risk. Diversified brings comprehensive monitoring and control to the investment management process. It seeks superior portfolio management and moves purposefully in replacing managers when warranted. From a plan sponsor's perspective, replacing a manager, and not the investment fund, is a key advantage in avoiding the expense and difficulty of re-enrolling participants or disrupting established plan administration.

In approving each Advisory Agreement and each Subadvisory Agreement, the Trustees considered, among other things, the nature and quality of the services provided by Diversified or the Subadviser. The Trustees reviewed information regarding the investment performance of each Portfolio for the immediately prior year and past years and compared that performance with the performance of other funds with similar investment objectives and policies. The Trustees also considered the fees payable by the Portfolios. The Trustees reviewed data showing how the Portfolios' fees and total expense ratios compared with those of comparable funds.

The Trustees also considered the benefits to Diversified and the Subadvisers from soft dollar arrangements with brokers and other fallout benefits to Diversified and the Subadviser. The Trustees reviewed information concerning the level of profits received by Diversified from its arrangements with each Portfolio.

Based upon their review, the Trustees determined that the terms of each Advisory Agreement and each Subadvisory Agreement were fairly standard in the mutual fund industry, and concluded that, with respect to each Portfolio, the agreements were reasonable, fair and in the best interests of the Portfolio and its investors. The Trustees also concluded that the fees provided in the Diversified Advisory Agreement were fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

Diversified Investors Portfolios has obtained an exemptive order from the Securities and Exchange Commission which permits the Portfolios, under certain circumstances to obtain the services of one or more subadvisers without investor approval or the approval of the shareholders of the funds that invest in the Portfolios. The exemptive order also permits the terms of sub-advisory agreements to be changed and the employment of subadvisers to be continued after events that would otherwise cause an automatic termination of a sub-advisory agreement, in each case without shareholder approval if those changes or continuation are approved by the Trust's Board of Trustees. If a subadviser were added or changed without shareholder approval, the prospectuses of the funds that invest in the applicable portfolio would be revised and shareholders notified. Before each individual Portfolio relies on the exemptive order, the Portfolio's investors must approve it. Investors in all of the Portfolios have approved the exemptive order.


SUBADVISERS


The Subadvisers make the day-to-day investment decisions for the Portfolios, subject in all cases to the general supervision of Diversified. The Subadvisers are listed below.


MONEY MARKET PORTFOLIO



Capital Management Group. Capital Management Group is a division of 1740 Advisers, Inc., a wholly-owned subsidiary of The MONY Group, Inc.


INTERMEDIATE GOVERNMENT BOND PORTFOLIO


Allegiance Investment Management, L.L.C.


Stephens Capital Management



Allegiance Investment Management, L.L.C. Allegiance was formed in 2001. Its predecessor, Allegiance Capital, Inc., was formed in 1988. 100% of Allegiance Capital, Inc's. assets were subsequently transferred to Allegiance. Allegiance has been a registered investment adviser since 2002.



Stephens Capital Management. Stephens was formed in 1982 and has been a registered investment adviser since 1982.


HIGH QUALITY BOND PORTFOLIO

Merganser Capital Management Limited Partnership. Merganser was formed in 2000 as the successor to the business of an investment adviser formed in 1984 and is owned by certain of its employees.

CORE BOND PORTFOLIO

BlackRock Advisors Inc. BlackRock was formed in 1988 and was acquired by PNC Financial Services Group (formerly PNC Bank) in 1995. BlackRock has been a registered investment adviser since 1998.


HIGH YIELD BOND PORTFOLIO


Eaton Vance Management. Eaton Vance was organized as a Massachusetts business trust in 1990 and is wholly owned by Eaton Vance Corp.

BALANCED PORTFOLIO

Aeltus Investment Management, Inc.
BlackRock Advisors, Inc.

Aeltus Investment Management, Inc. Aeltus was formed in November of 1972 and is an indirect wholly-owned subsidiary of ING Groep NV.

BlackRock Advisors, Inc. BlackRock was formed in 1988 and was acquired by PNC Financial Services Group (formerly PNC Bank) in 1995. BlackRock has been a registered investment adviser since 1998.

VALUE & INCOME PORTFOLIO


Alliance Capital Management, L.P. Alliance was formed in August of 1999. Alliance Capital Management Corporation is the general partner of Alliance, and Alliance Capital Management Holding L.P. and AXA Financial Inc. own approximately 30% and 50% of Alliance, respectively as limited partners.



In December 2003, Alliance Capital Management announced that it had reached terms with the New York State Attorney General and the Staff of the Securities and Exchange Commission for the resolution of regulatory claims with respect to market timing in some of certain of its mutual funds. The Portfolios believe that none of the regulatory claims involved any activities related to the Value & Income Portfolio.


GROWTH & INCOME PORTFOLIO


Aeltus Investment Management Inc.


Credit Suisse Asset Management, LLC



Aeltus Investment Management Inc. Aeltus was formed in November of 1972 and is an indirect wholly-owned subsidiary of ING Groep N.V.



Credit Suisse Asset Management, LLC. Credit Suisse is the investment management division of Credit Suisse Group. Credit Suisse's predecessor firm was created in 1935 and has been a registered investment adviser since 1968.


EQUITY GROWTH PORTFOLIO

Ark Asset Management Co., Inc.

RCM Capital Management, LLC

Marsico Capital Management, LLC

Ark Asset Management Co., Inc. Ark was formed in July 1989 and is owned by Ark Asset Holdings, Inc.; Ark Asset Holdings, Inc. is owned by certain Ark employees.


RCM Capital Management, LLC. RCM was established in 1996 and has been a registered investment advisor since 1972.

Marsico Capital Management, LLC. Marsico was formed in September 1997 and is wholly owned by the Bank of America.

MID-CAP VALUE PORTFOLIO

Cramer, Rosenthal, McGlynn, LLC. CRM was founded in 1973 and is minority owned by Wilmington Trust.

MID-CAP GROWTH PORTFOLIO


RCM Capital Management, LLC. RCM was established in 1996 and has been a registered investment adviser since 1972.


SMALL-CAP VALUE PORTFOLIO

Sterling Capital Management LLC. Sterling was founded in 1971 and has been a registered investment adviser since August 16, 1972. Sterling is wholly owned by its 5 partners.

SPECIAL EQUITY PORTFOLIO

INVESCO Institutional (N.A.), Inc.
RS Investment Management, L.P.
Seneca Capital Management, LLC
Wellington Management Company, LLP
Westport Asset Management, Inc.

INVESCO Institutional (N.A.), Inc. INVESCO was formed in 1971 and has been a registered investment adviser since 1971. INVESCO is indirectly wholly owned by AMVESCAP PLC.

RS Investment Management, L.P. RS was established in 1994 and is owned by certain of its employees.

Seneca Capital Management, LLC. Seneca (or its predecessor) has been a registered investment adviser since 1989. Seneca is owned by certain of its employees and Phoenix Investment Partners, a division of Phoenix Home Life.


Wellington Management Company, LLP. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. Wellington Management is owned entirely by its partners, none of whom own more than 5% of the partnership interests.


Westport Asset Management, Inc. Westport was formed in 1983 and is owned by certain of its employees.

SMALL-CAP GROWTH PORTFOLIO

Delaware Management Company. Delaware was founded in 1929 and has been a registered investment adviser since June 1952. Delaware is wholly owned by Lincoln Financial Group.

AGGRESSIVE EQUITY PORTFOLIO

McKinley Capital Management, Inc. McKinley was formed in March of 1991 and is owned by Robert B. Gillam. Commencing in 1998, McKinley awarded equity interests to key employees.

INTERNATIONAL EQUITY PORTFOLIO


LSV Asset Management


Wellington Management Company, LLP



LSV Asset Management. LSV was formed in 1994 and is owned by eleven equity partners, all of whom are actively involved in the business. The employees of LSV own a majority of the firm's equity.



Wellington Management Company, LLP. Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. Wellington Management is owned entirely by its partners, none of whom own more than 5% of the partnership interests.

ADVISORY FEES

Diversified is entitled to receive investment advisory fees, which are accrued daily and payable monthly, at an annual percentage of each Portfolio's average daily net assets. The rates for the Portfolios are shown in the table below.

Each of the Subadvisers is entitled to receive a fee from Diversified at an annual percentage of each Portfolio's average daily net assets. The rates are shown in the table below.


------------------------------------------------------------------------------------------------------------------
                                                                          COMPENSATION           COMPENSATION
                                                                              (%)                    (%)
       PORTFOLIO                        SUBADVISERS                        TO ADVISER           TO SUBADVISERS
------------------------------------------------------------------------------------------------------------------
 Money Market Portfolio   Capital Management Group                             0.25                   0.05
------------------------------------------------------------------------------------------------------------------
 High Quality Bond        Merganser Capital Management Limited
 Portfolio                Partnership                                          0.35                    (2)
------------------------------------------------------------------------------------------------------------------
 Intermediate Government  Allegiance Investment Management, L.L.C.
 Bond Portfolio           Stephens Capital Management                          0.35                   0.15
------------------------------------------------------------------------------------------------------------------
 Core Bond Portfolio      BlackRock Advisors, Inc.                             0.35                    (3)
------------------------------------------------------------------------------------------------------------------
 High Yield Bond
 Portfolio                Eaton Vance Management                               0.55(1)                 (4)
------------------------------------------------------------------------------------------------------------------
                          Aeltus Investment Management, Inc.
 Balanced Portfolio       BlackRock Advisors, Inc.                             0.45(1)                 (5)
------------------------------------------------------------------------------------------------------------------
 Value & Income
 Portfolio*               Alliance Capital Management, L.P.                    0.45                    (6)
------------------------------------------------------------------------------------------------------------------
 Growth & Income          Aeltus Investment Management Inc.
 Portfolio                Credit Suisse Asset Management, LLC                  0.60                    (7)
------------------------------------------------------------------------------------------------------------------
                          Ark Asset Management Co. Inc.
                          RCM Capital Management, LLC
 Equity Growth Portfolio  Marsico Capital Management, LLC                      0.62                    (8)
------------------------------------------------------------------------------------------------------------------
 Mid-Cap Value Portfolio  Cramer, Rosenthal, McGlynn, LLC                      0.67(1)                 (9)
------------------------------------------------------------------------------------------------------------------
 Mid-Cap Growth
 Portfolio                RCM Capital Management, LLC                          0.72                   (10)
------------------------------------------------------------------------------------------------------------------
 Small-Cap Value
 Portfolio                Sterling Capital Management, LLC                     0.82(1)                0.50
------------------------------------------------------------------------------------------------------------------
 Special Equity
 Portfolio                INVESCO Institutional (N.A.), Inc.                   0.80                   (11)
                          RS Investment Management, L.P.
                          Seneca Capital Management, LLC
                          Wellington Management Company, LLP
                          Westport Asset Management, Inc.
------------------------------------------------------------------------------------------------------------------
 Small-Cap Growth
 Portfolio                Delaware Management Company                          0.87(1)                0.50
------------------------------------------------------------------------------------------------------------------
 Aggressive Equity
 Portfolio                McKinley Capital Management, Inc.                    0.97(1)                (12)
------------------------------------------------------------------------------------------------------------------
 International Equity     LSV Asset Management
 Portfolio                Wellington Management Company, LLP                   0.75                   (13)
------------------------------------------------------------------------------------------------------------------

------------------

     *  Alliance Bernstein.


    (1) The Adviser is currently waiving a portion of its fees.

    (2) 0.20% on the first $100,000,000 of average net assets of the High Quality Bond Portfolio, 0.15% on the next $100,000,000 of net assets of the Portfolio, 0.10% on the next $100,000,000 of net assets of the Portfolio and 0.05% of net assets in excess of $300,000,000.

    (3) 0.12% on the first $1,000,000,000 of net assets of the Core Bond Portfolio and 0.05% of net assets of the Portfolio in excess of $1,000,000,000.


    (4) 0.35% on the first $20,000,000 of net assets of the High Yield Bond Portfolio, 0.25% on the next $20,000,000 in assets, 0.20% on assets in excess of $85,000,000 and 0.15% on net assets in excess of $125,000,000.


    (5) For Aeltus, 0.20% on the first $200,000,000 of average net assets of the Balanced Portfolio allocated to Aeltus, 0.15% on the next $300,000,000 of average net assets of the Portfolio allocated to Aeltus, 0.125% on the next $500,000,000 of average net assets of the Portfolio allocated to Aeltus, and 0.10% on all assets of the Portfolio allocated to Aeltus in excess of $1,000,000,000. For BlackRock, 0.12% on the first $1,000,000,000 of net assets of the Balanced Portfolio allocated to BlackRock and 0.05% of net assets of the Portfolio allocated to BlackRock in excess of $1,000,000,000.


    (6) For Alliance, 0.27% of the first $300,000,000 of net assets of the Value & Income Portfolio allocated to that adviser, 0.16% of net assets of the Portfolio allocated to that adviser in excess of $300,000,000 but less than or equal to $1,000,000,000, and 0.13% of net assets of the Portfolio allocated to that adviser in excess of $1,000,000,000.


    (7) For Credit Suisse, 0.30% on the first $100,000,000 of average net assets of the Growth & Income Portfolio allocated to Credit Suisse, 0.20% on the next $200,000,000 of net assets of the Portfolio allocated to Credit Suisse, 0.15% of the next $200,000,000 of net assets of the Portfolio allocated to Credit Suisse, and 0.10% of net assets of the Portfolio allocated to Credit Suisse in excess of $500,000,000. For Aeltus, 0.15% of the first $300,000,000 of net assets of the Portfolio allocated to Aeltus, 0.125% of the next $700,000,000 of net assets of the Portfolio allocated to Aeltus, and 0.10% of net assets of the Portfolio allocated to Aeltus in excess of $1,000,000,000.


    (8) For Ark, 0.20% of the net assets of the Equity Growth Portfolio allocated to Ark. For RCM, 0.22% on the first $700,000,000 of average net assets of the Equity Growth Portfolio allocated to RCM, 0.15% on all assets of the Portfolio allocated to RCM in excess of $700,000,000. For Marsico, 0.30% of the first $1,000,000,000 of net assets of the Portfolio allocated to Marsico, 0.25% of the next $1,000,000,000 of net assets of the Portfolio allocated to Marsico, and 0.27% of net assets of the Portfolio allocated to Marsico in excess of $2,000,000,000.


    (9) 0.70% of the first $25,000,000 of net assets of Mid-Cap Value Portfolio, 0.40% of the next $25,000,000 of net assets of the Portfolio, 0.35% of the next $50,000,000 of net assets of the Portfolio, 0.25% of the next $200,000,000 of net assets of the Portfolio, and 0.20% of the net assets of the Portfolio in excess of $300,000,000.

   (10) 0.82% of the first $25,000,000 of net assets of the Mid-Cap Growth Portfolio, 0.46% of the next $25,000,000 of net assets of the Portfolio, 0.35% of the next $50,000,000 of net assets of the Portfolio and 0.23% of the net assets of the Portfolio in excess of $100,000,000.


   (11) For Westport, 0.50% of net assets of the Special Equity Portfolio allocated to Westport. For INVESCO, 0.55% of the first $100,000,000 of net assets of the Portfolio allocated to INVESCO, 0.45% of the next $100,000,000 of net assets of the Portfolio allocated to INVESCO, 0.30% of the next $100,000,000 of net assets of the Portfolio allocated to INVESCO and 0.20% of the net assets of the Portfolio allocated to INVESCO in excess of $300,000,000. For RS Investments, 0.50% of the first $100,000,000 of net assets of the Portfolio allocated to RS Investments and 0.40% of net assets of the Portfolio allocated to RS Investments in excess of $100,000,000. For Wellington Management, 0.45% of the first $200,000,000 of net assets of the Portfolio allocated to Wellington Management and 0.375% of net assets of the Portfolio allocated to Wellington Management in excess of $200,000,000. For Seneca, 0.43% of the first $200,000,000 of net assets of the Portfolio allocated to Seneca and 0.33% of net assets of the Portfolio allocated to Seneca in excess of $200,000,000.


   (12) 0.90% on the first $10,000,000 of average net assets of the Aggressive Equity Portfolio, 0.80% on the next $15,000,000 in assets, 0.60% on the next $25,000,000 in assets, 0.40% on the next $50,000,000 in assets and 0.35% on assets in excess of $100,000,000.


   (13) With respect to LSV, 0.45% on the first $100,000,000 of net assets of the International Equity Portfolio, 0.40% on the next $100,000,000 of net assets, 0.37% on the next $400,000,000 of net assets, 0.35% on the next $200,000,000 of net assets and 0.33% on any amount in excess of $800,000,000 of net assets.



               With respect to Wellington Management, 0.375% on the first $400,000,000 of net assets of the International Equity Portfolio, 0.35% on the next $600,000,000 of net assets and 0.325% on any amount in excess of $1,000,000,000 of net assets.


Diversified has agreed to waive its investment advisory fees to the extent necessary to limit the total operating expenses of each Portfolio to a specified level. Diversified also may contribute to the Portfolios from time to time to help them maintain competitive expense ratios. These arrangements are voluntary and may be terminated at any time.

For the fiscal years ended December 31, 2001 and December 31, 2002, respectively, Diversified earned and voluntarily waived advisory fees as indicated with respect to the following Portfolios:


--------------------------------------------------------------------------------


                                                       2002                        2001
--------------------------------------------------------------------------------------------------
                PORTFOLIO                        EARNED      WAIVED        EARNED      WAIVED
--------------------------------------------------------------------------------------------------
 Money Market                                  $ 2,001,233   $    --     $ 1,624,323       --
--------------------------------------------------------------------------------------------------
 High Quality Bond                               1,305,968        --         974,830       --
--------------------------------------------------------------------------------------------------
 Intermediate Government Bond                    1,069,693        --         838,425       --
--------------------------------------------------------------------------------------------------
 Core Bond                                       3,111,781        --       2,516,101       --
--------------------------------------------------------------------------------------------------
 High Yield Bond                                 1,085,101    24,405         906,820       --
--------------------------------------------------------------------------------------------------
 Balanced                                        1,884,133    90,631       2,307,738       --
--------------------------------------------------------------------------------------------------
 Value & Income                                  7,401,144        --       7,112,758       --
--------------------------------------------------------------------------------------------------
 Growth & Income                                 5,302,118    63,638       6,077,076       --
--------------------------------------------------------------------------------------------------
 Equity Growth                                   7,662,783        --       7,615,912       --
--------------------------------------------------------------------------------------------------
 Mid-Cap Value                                     211,441   100,347              --       --
--------------------------------------------------------------------------------------------------
 Mid-Cap Growth                                    271,357    77,875              --       --
--------------------------------------------------------------------------------------------------
 Small-Cap Value                                    67,385    44,587              --       --
--------------------------------------------------------------------------------------------------
 Special Equity                                  9,393,768        --      10,092,197       --
--------------------------------------------------------------------------------------------------
 Small-Cap Growth                                   74,754    50,170              --       --
--------------------------------------------------------------------------------------------------
 Aggressive Equity                               3,290,238    21,922       3,634,614       --
--------------------------------------------------------------------------------------------------
 International Equity                            5,026,340        --       4,721,243       --
--------------------------------------------------------------------------------------------------



For the fiscal year ended December 31, 2003, Diversified earned and voluntarily waived advisory fees as indicated with respect to the following Portfolios:

--------------------------------------------------------------------------------


                                                                      2003
----------------------------------------------------------------------------------------
PORTFOLIO                                                       EARNED      WAIVED
----------------------------------------------------------------------------------------
 Money Market                                                 $2,243,100    $    --
----------------------------------------------------------------------------------------
 High Quality Bond                                             1,883,795         --
----------------------------------------------------------------------------------------
 Intermediate Government Bond                                  1,139,280         --
----------------------------------------------------------------------------------------
 Core Bond                                                     4,439,027        373
----------------------------------------------------------------------------------------
 High Yield Bond                                               1,300,488     17,678
----------------------------------------------------------------------------------------
 Balanced                                                      1,788,590     53,018
----------------------------------------------------------------------------------------
 Value & Income                                                8,137,894         --
----------------------------------------------------------------------------------------
 Growth & Income                                               5,427,473         --
----------------------------------------------------------------------------------------
 Equity Growth                                                 9,484,312         --
----------------------------------------------------------------------------------------
 Mid-Cap Value                                                   746,553     62,667
----------------------------------------------------------------------------------------
 Mid-Cap Growth                                                  692,964     56,338
----------------------------------------------------------------------------------------
 Small-Cap Value                                                 420,493     47,121
----------------------------------------------------------------------------------------
 Special Equity                                                8,542,212        120
----------------------------------------------------------------------------------------
 Small-Cap Growth                                                398,170     54,016
----------------------------------------------------------------------------------------
 Aggressive Equity                                             3,211,358     24,963
----------------------------------------------------------------------------------------
 International Equity                                          5,969,766         --
----------------------------------------------------------------------------------------


In addition to amounts payable under the Advisory Agreement, the Trust's expenses include, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Diversified, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums.

The following table shows each Portfolio's expenses, after waivers and reimbursements, for the fiscal year ended December 31, 2003, expressed as a percentage of average net assets.



---------------------------------------------------------------------------
                         PORTFOLIO                            EXPENSES
---------------------------------------------------------------------------
 Money Market                                                   0.28%
---------------------------------------------------------------------------
 High Quality Bond                                              0.38%
---------------------------------------------------------------------------
 Intermediate Government Bond                                   0.38%
---------------------------------------------------------------------------
 Core Bond                                                      0.39%
---------------------------------------------------------------------------
 High Yield Bond                                                0.60%
---------------------------------------------------------------------------
 Balanced                                                       0.50%
---------------------------------------------------------------------------
 Value & Income                                                 0.47%
---------------------------------------------------------------------------
 Growth & Income                                                0.63%
---------------------------------------------------------------------------
 Equity Growth                                                  0.65%
---------------------------------------------------------------------------
 Mid-Cap Value                                                  0.70%
---------------------------------------------------------------------------
 Mid-Cap Growth                                                 0.75%
---------------------------------------------------------------------------
 Small-Cap Value                                                0.85%
---------------------------------------------------------------------------
 Special Equity                                                 0.85%
---------------------------------------------------------------------------
 Small-Cap Growth                                               0.90%
---------------------------------------------------------------------------
 Aggressive Equity                                              1.00%
---------------------------------------------------------------------------
 International Equity                                           0.86%
---------------------------------------------------------------------------


ADMINISTRATOR

Diversified provides administrative services to the Portfolios under the Advisory Agreement with the Trust. The Advisory Agreement provides that Diversified may render services to others as administrator. In addition, the Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by majority vote of the investors in the Trust (with the vote of each being in proportion to the amount of its investment). The Advisory Agreement also provides that neither Diversified nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in connection with administrative services provided to any Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their duties or obligations under said agreements. Diversified receives no additional compensation for providing such administrative services.

CUSTODIAN

Pursuant to Custodian Agreements, Investors Bank & Trust Company acts as the custodian of each Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the cash and securities of each Portfolio, handling the receipt and delivery of securities, determining income and collecting interest on the investments of each Portfolio, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in each Portfolio. Securities held by the Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Board of Trustees of the Trust. The Custodian does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. A Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities and foreign exchange transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Trust.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP serves as the Portfolios' independent accountants providing audit and accounting services including (a) audit of the annual financial statements, (b) assistance and consultation with respect to filings with the SEC and (c) preparation of annual income tax returns.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

Except as may be required to ensure satisfaction of certain tests applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), portfolio changes are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor when changes are appropriate. Portfolio trading is engaged in for a Portfolio if the applicable Subadviser believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objective.


Set forth below are the turnover rates for the Portfolios for the past three fiscal years. A rate of 100% indicates that the equivalent of all the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes.



                                                       TURNOVER       TURNOVER       TURNOVER
PORTFOLIO                                            RATES 2001     RATES 2002     RATES 2003
 High Quality Bond                                      53%            54%            50%
 Intermediate Government Bond                           40%           134%           392%
 Core Bond (formerly Government/Corporate Bond)        547%           462%           922%
 High Yield Bond                                        90%            95%           136%
 Balanced                                              312%           289%           377%
 Value & Income (formerly Equity Income)                32%            31%            70%
 Growth & Income                                       153%           115%           100%
 Equity Growth                                          63%            75%            61%
 Mid-Cap Value                                          87%           156%           156%
 Mid-Cap Growth                                         63%           138%           100%
 Small-Cap Value                                         --            26%            40%
 Special Equity                                         88%           109%           103%
 Small-Cap Growth                                        --            68%            81%
 Aggressive Equity                                      98%            87%           165%
 International Equity                                   28%            25%            23%


A Portfolio's purchases and sales of securities may be principal transactions, that is, securities may be purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and, therefore, the Portfolios do not anticipate paying brokerage commissions in such transactions.

BROKERAGE TRANSACTIONS. Each Portfolio's advisers may use brokers or dealers for Portfolio transactions who also provide brokerage and research services to the Portfolio or other accounts over which the advisers exercise investment discretion. A Portfolio may "pay up" for brokerage services, meaning that it is authorized to pay a broker or dealer who provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission that may otherwise have been charged. However, a Portfolio will "pay up" only if the applicable adviser determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which the adviser exercises investment discretion.

Investment decisions for a Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Portfolio's Subadviser or its affiliates. If, however, a Portfolio and other investment companies or accounts managed by the Subadviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Subadviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

The following Portfolios paid the approximate brokerage commissions indicated for the fiscal years noted below:


Intermediate Government Bond Portfolio



  During the year ended December 31, 2003, the Intermediate Government Bond Series executed $49,414,342 of purchase transactions and $8,122,795 of sales transactions through Stephens Inc., an affiliate of the Portfolio's subadviser for which no commissions were charged.


Balanced Portfolio:

  Fiscal year ended December 31, 2001: $930,939

  Fiscal year ended December 31, 2002: $1,235,517

  Fiscal year ended December 31, 2003: $840,321


Value & Income Portfolio

  Fiscal year ended December 31, 2001: $1,621,330

  Fiscal year ended December 31, 2002: $2,035,650

  Fiscal year ended December 31, 2003: $3,073,214



  During the year ended December 31, 2003, the Value & Income Series executed trades through AllianceBernstein, an affiliate of Alliance Capital Management. Commissions paid for such transactions amounted to $1,610,982.


Growth & Income Portfolio

  Fiscal year ended December 31, 2001: $2,072,437

  Fiscal year ended December 31, 2002: $3,407,485

  Fiscal year ended December 31, 2003: $2,835,902


Equity Growth Portfolio

  Fiscal year ended December 31, 2001: $1,457,788

  Fiscal year ended December 31, 2002: $2,346,622

  Fiscal year ended December 31, 2003: $2,753,872



  During the year-ended December 31, 2003 the Equity Growth Series executed $27,264 of sales transactions through Bank of America International, an affiliate of the Portfolio's subadvisor, for which no commissions were charged.


Mid-Cap Value Portfolio
  Fiscal year ended December 31, 2001: $54,574
  Fiscal year ended December 31, 2002: $299,646

  Fiscal year ended December 31, 2003: $774,947


Mid-Cap Growth Portfolio
  Fiscal year ended December 31, 2001: $12,396
  Fiscal year ended December 31, 2002: $189,141

  Fiscal year ended December 31, 2003: $349,599

Small-Cap Value Portfolio
  Fiscal year ended December 31, 2002: $52,556

  Fiscal year ended December 31, 2003: $194,894


Special Equity Portfolio

  Fiscal year ended December 31, 2001: $4,062,047

  Fiscal year ended December 31, 2002: $11,096,424

  Fiscal year ended December 31, 2003: $7,469,691


Small-Cap Growth Portfolio
  Fiscal year ended December 31, 2002: $96,045

  Fiscal year ended December 31, 2003: $254,604


Aggressive Equity Portfolio

  Fiscal year ended December 31, 2001: $582,215

  Fiscal year ended December 31, 2002: $885,826

  Fiscal year ended December 31, 2003: $1,812,677


International Equity Portfolio

  Fiscal year ended December 31, 2001: $665,485

  Fiscal year ended December 31, 2002: $804,229

  Fiscal year ended December 31, 2003: $674,432



For the fiscal year ended December 31, 2003, the Portfolios directed brokerage transactions and commissions paid for research-related services were as follows:



------------------------------------------------------------------------------------------
            TOTAL DOLLAR AMOUNT                           TOTAL DOLLAR AMOUNT
         OF BROKERAGE TRANSACTIONS                  OF BROKERAGE COMMISSIONS PAID ON
        RELATED TO RESEARCH SERVICES           TRANSACTIONS RELATED TO RESEARCH SERVICES
------------------------------------------------------------------------------------------
               $1,269,220,492                                  $2,006,671
------------------------------------------------------------------------------------------



For each affiliated broker, the tables below set forth the percentage of each Portfolio's aggregate brokerage commissions paid to the broker during the fiscal year ended December 31, 2003, and the percentage of the each aggregate dollar amount of transactions involving the payment of commissions effected through the broker during the same period.



--------------------------------------------------------------------------------------------
                                                   PERCENTAGE OF
                                                AGGREGATE BROKERAGE
PORTFOLIO                                        COMMISSIONS PAID        AFFILIATED BROKER
--------------------------------------------------------------------------------------------
 Balanced Portfolio                                     N/A                     N/A
--------------------------------------------------------------------------------------------
 S&P 500 Master Portfolio                               N/A                     N/A
--------------------------------------------------------------------------------------------
 Value & Income Portfolio                              52.42            Alliance Bernstein
--------------------------------------------------------------------------------------------
 Growth & Income Portfolio                              N/A                     N/A
--------------------------------------------------------------------------------------------
 Equity Growth Portfolio                                N/A                     N/A
--------------------------------------------------------------------------------------------
 Mid-Cap Value Portfolio                                N/A                     N/A
--------------------------------------------------------------------------------------------
 Mid-Cap Growth Portfolio                               N/A                     N/A
--------------------------------------------------------------------------------------------
 Small-Cap Value Portfolio                              N/A                     N/A
--------------------------------------------------------------------------------------------
 Special Equity Portfolio                               N/A                     N/A
--------------------------------------------------------------------------------------------
 Small-Cap Growth Portfolio                             N/A                     N/A
--------------------------------------------------------------------------------------------
 Aggressive Equity Portfolio                            N/A                     N/A
--------------------------------------------------------------------------------------------
 International Equity Portfolio                         N/A                     N/A
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                PERCENTAGE OF
                                           AGGREGATE DOLLAR AMOUNT
                                          OF TRANSACTIONS INVOLVING
PORTFOLIO                                  PAYMENT OF COMMISSIONS       AFFILIATED BROKER
-------------------------------------------------------------------------------------------
 Balanced Portfolio                                  N/A                       N/A
-------------------------------------------------------------------------------------------
 S&P 500 Master Portfolio                            N/A                       N/A
-------------------------------------------------------------------------------------------
 Value & Income Portfolio                           61.61              Alliance Bernstein
-------------------------------------------------------------------------------------------
 Growth & Income Portfolio                           N/A                       N/A
-------------------------------------------------------------------------------------------
 Equity Growth Portfolio                             N/A                       N/A
-------------------------------------------------------------------------------------------
 Mid-Cap Value Portfolio                             N/A                       N/A
-------------------------------------------------------------------------------------------
 Mid-Cap Growth Portfolio                            N/A                       N/A
-------------------------------------------------------------------------------------------
 Small-Cap Value Portfolio                           N/A                       N/A
-------------------------------------------------------------------------------------------
 Special Equity Portfolio                            N/A                       N/A
-------------------------------------------------------------------------------------------
 Small-Cap Growth Portfolio                          N/A                       N/A
-------------------------------------------------------------------------------------------
 Aggressive Equity Portfolio                         N/A                       N/A
-------------------------------------------------------------------------------------------
 International Equity Portfolio                      N/A                       N/A
-------------------------------------------------------------------------------------------



During the fiscal year ended December 31, 2003, the Portfolios purchased securities issued by the following regular broker-dealers of the Portfolios, which had the following values as of December 31, 2003.



---------------------------------------------------------------------------------------
                                                                 VALUE OF SECURITIES
                       BROKER-DEALER                           AS OF DECEMBER 31, 2003
---------------------------------------------------------------------------------------
 Merrill Lynch & Company, Inc.                                      $105,433,384
---------------------------------------------------------------------------------------
 Deutsche Bank, AG.                                                 $  2,781,655
---------------------------------------------------------------------------------------
 Goldman Sachs Group, Inc.                                          $240,817,177
---------------------------------------------------------------------------------------
 Bear Stearns Companies, Inc.                                       $ 44,245,569
---------------------------------------------------------------------------------------
 Lehman Brothers Holdings, Inc.                                     $ 33,746,653
---------------------------------------------------------------------------------------
 Citigroup, Inc.                                                    $317,389,825
---------------------------------------------------------------------------------------
 Credit Suisse Group                                                $ 39,332,635
---------------------------------------------------------------------------------------
 Morgan Stanley & Company, Inc.                                     $199,075,547
---------------------------------------------------------------------------------------
 JP Morgan Chase & Company                                          $ 92,991,548
---------------------------------------------------------------------------------------
 Investors Bank and Trust                                           $420,142,792
---------------------------------------------------------------------------------------
 Barclays, PLC.                                                     $ 41,019,071
---------------------------------------------------------------------------------------


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

Each Portfolio is a series of the Trust, which is organized under the laws of the State of New York. Under the Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Currently, the sixteen Portfolios are the only active Series of the Trust. No investors in a Series shall be held personally liable for the obligations and liabilities of that Series. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities.

Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series') net assets available for distribution to its investors. The Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

The Declaration of Trust provides that Trustees may, in their discretion, require the Trust to redeem interests held by any investor for any reason under terms set by the Trustees.

Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Trust is not required and has no current intention of holding annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

The Trust or any Portfolio, may merge or consolidate or may sell, lease or exchange substantially all of its assets when authorized at any meeting of investors by a majority of the outstanding interests of the Trust (or of the affected Portfolio), or by written consent, without a meeting, of the holders of a majority of the outstanding interests voting as a single class. The Trust or any Portfolio may reincorporate or reorganize (but not with another operating entity) without any investor vote. The Trust may be terminated at any time by the affirmative vote of investors holding not less than two-thirds of all outstanding interests, or by the Trustees by written notice to the investors. Any Portfolio may be terminated at any time by the affirmative vote of investors holding not less than two-thirds of the interests in that Portfolio, or by the Trustees by written notice to the investors of that Portfolio. If not so terminated, the Trust will continue indefinitely.

The Trust's Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the individual's office.

The Trust's Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgement to be independent, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange (the "Exchange") is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). As set forth in more detail below, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.


Trading in securities on most non-U.S. exchanges and over-the-counter markets is normally completed before the close of regular trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of non-U.S. securities occur between the time when the exchange on which they are traded closes and the time when a Portfolio's net asset value is calculated, such securities may be valued using fair value procedures established by and under the general supervision of the Board of Trustees of the Trust.



Equity securities are valued at the last sale price on the exchange on which they are primarily traded or at the bid price on the NASDAQ system for unlisted national market issues, or the last quoted bid price for securities not reported on the NASDAQ system. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which approximates fair value as determined by the Trust's Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued using fair value procedures in good faith by or at the direction of the Board of Trustees of the Trust. The fair value procedures may also be used to price securities if a significant event has occurred between the time at which a market price is determined but prior to the time at which the Portfolio's net asset value is calculated (for example, where securities are primarily traded on a foreign exchange that has closed before the Portfolio's net asset value is calculated). A Portfolio that uses fair value procedures to price securities may value those securities higher or lower than actual market quotations or higher or lower than other funds using market quotations or their own fair value procedures.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

Any assets or liabilities initially denominated in terms of foreign currencies are translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If neither of these alternatives is available or both are deemed not to provide a suitable methodology for converting a foreign currency into U.S. dollars, Diversified, under the supervision of the Board of Trustees of the Trust, in good faith, will establish a conversion rate for such currency.

A determination of fair value used in calculating net asset value must be made in good faith utilizing procedures approved by the Board of Trustees of the Trust. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which a Portfolio could expect to receive upon its current sale. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

Each investor in each Portfolio may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for trading. As of 4:00 p.m. (New York time) (or any earlier close of regular trading on the Exchange) on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (a) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (b) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on the following day the Exchange is open for trading.

Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

ITEM 19.  TAXATION OF EACH PORTFOLIO.

The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a separate partnership for federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax. Each Portfolio's taxable year ends December 31. Although the Portfolios are not subject to federal income tax, they file appropriate federal income tax returns.

A Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust does not anticipate that investors qualifying as regulated investment companies under Section 851 of the Code ("RICs") and investing substantially all of their assets in any Portfolio other than the International Equity Portfolio will be able to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to the foreign withholding taxes paid by the Portfolio, if any. Investors qualifying as RICs and investing in the International Equity Portfolio may be able to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to the foreign withholding taxes paid by that Portfolio, if any, if at the end of the investor's fiscal year the investor holds more than 50% of its assets in foreign stocks and securities.

Each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the Code, and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally realize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a RIC, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether a Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of each Portfolio's assets as if those requirements were directly applicable to such Portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. A Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on any RICs investing in the Portfolio, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold.

A Portfolio's investment in zero-coupon bonds will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

A Portfolio's short sales "against the box" and transactions in options, foreign currency forward contracts, and futures contracts, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code.

There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

ITEM 20.  UNDERWRITERS.

The exclusive placement agent for the Portfolios is Diversified Investors Securities Corp. ("DISC"). DISC receives no compensation for serving as the exclusive placement agent for the Portfolios.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.


The financial statements of the Trust as of December 31, 2003, have been filed with the Securities and Exchange Commission as part of the Trust's annual report pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder, and are hereby incorporated herein by reference from such report. A copy of such report will be provided without charge to each person receiving this Part B.

                                                                      APPENDIX A

                        DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS


Issue credit ratings are based in varying degrees, on the following considerations: (1) likelihood of payment -- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.



The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.



AAA -- An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.



AA -- An obligation rated "AA" differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial obligations is very strong.



A -- An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.



BBB -- An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.



BB, B, CCC, CC, AND C -- Obligations rated "BB", "B", "CCC", "CC", and "C" are regarded as having significant speculative characteristics. "BB' indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.



BB -- An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.



B -- An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.



CCC -- An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.



CC -- An obligation rated "CC" is currently highly vulnerable to nonpayment.



C -- The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.



D -- An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.



Plus (+) or Minus (-): The "AA" and "CCC" ratings may be modified by the addition of a plus or minus sign to show relative standing within the applicable rating category.



The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.



The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.



Asterisk (*): Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.



The "r" highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.



N.R.: Not rated.



Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.



Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA", "AA", "A", "BBB", commonly known as investment-grade ratings) generally are regarded as eligible for bank investment. Also, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies, and fiduciaries in general.


COMMERCIAL PAPER, INCLUDING TAX EXEMPT


A-1 -- An obligor rated "A-1" has STRONG capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is EXTREMELY STRONG.



A-2 -- An obligor rated "A-2" has SATISFACTORY capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.



A-3 -- An obligor rated "A-3" has ADEQUATE capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.



B -- An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

C -- A subordinated debt or preferred stock obligation rated "C" is CURRENTLY HIGHLY VULNERABLE to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A "C" also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.



R -- An obligor rated "R" is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.



SD AND D -- An obligor rated "SD" (Selective Default) or "D" has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A "D" rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An "SD" rating is assigned when Standard & Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.



NR -- An issuer designated "N.R." is not rated.


MOODY'S

CORPORATE AND MUNICIPAL BONDS


Aaa -- Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.



Aa -- Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.



A -- Obligations rated A are considered upper-medium grade and are subject to low credit risk.



Baa -- Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.



Ba -- Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.



B -- Obligations rated B are considered speculative and are subject to high credit risk.



Caa -- Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.



Ca -- Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.



C -- Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.



Note: Moody's applies numerical modifiers "1", "2" and "3" in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category.


COMMERCIAL PAPER


Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1 -- Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.



P-2 -- Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.



P-3 -- Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.



NP -- Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

                                                                      APPENDIX B



DIVERSIFIED PROXY VOTING POLICIES



Diversified Investors Portfolios have retained ISS as agent to manage our proxy voting process. Diversified has adopted the ISS proxy voting guidelines specified below.



GLOBAL POLICY SUMMARY



CONCISE GLOBAL PROXY VOTING GUIDELINES



Following is a concise summary of general policies for voting global proxies. In addition, ISS has country-and market-specific policies, which are not captured below.



FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS



Vote FOR approval of financial statements and director and auditor reports, unless:



     - there are concerns about the accounts presented or audit procedures used; or



     - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.



APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION



Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:



     - there are serious concerns about the accounts presented or the audit procedures used;



     -  the auditors are being changed without explanation; or



     - non-audit-related fees are substantial or are routinely in excess of standard annual audit fees.



Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.



ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.



APPOINTMENT OF INTERNAL STATUTORY AUDITORS



Vote FOR the appointment or reelection of statutory auditors, unless:



     - there are serious concerns about the statutory reports presented or the audit procedures used;



     - questions exist concerning any of the statutory auditors being appointed; or



     - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.



ALLOCATION OF INCOME



Vote FOR approval of the allocation of income, unless:



     - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or



     -  the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE



Vote FOR most stock (scrip) dividend proposals.



Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.



AMENDMENTS TO ARTICLES OF ASSOCIATION



Vote amendments to the articles of association on a CASE-BY-CASE basis.



CHANGE IN COMPANY FISCAL TERM



Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.



LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP



Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.



AMEND QUORUM REQUIREMENTS



Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.



TRANSACT OTHER BUSINESS



Vote AGAINST other business when it appears as a voting item.



DIRECTOR ELECTIONS



Vote FOR management nominees in the election of directors, unless:



     - there are clear concerns about the past performance of the company or the board; or



     - the board fails to meet minimum corporate governance standards.



Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.



Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.



Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)



DIRECTOR COMPENSATION



Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.



Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.



Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.



Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

DISCHARGE OF BOARD AND MANAGEMENT



Vote FOR discharge of the board and management, unless:



     - there are serious questions about actions of the board or management for the year in question; or



     - legal action is being taken against the board by other shareholders.



DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS



Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.



Vote AGAINST proposals to indemnify auditors.



BOARD STRUCTURE



Vote FOR proposals to fix board size.



Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.



Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.



SHARE ISSUANCE REQUESTS



GENERAL ISSUANCES:



     Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.



     Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.



SPECIFIC ISSUANCES:



     Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.



INCREASES IN AUTHORIZED CAPITAL



Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.



Vote FOR specific proposals to increase authorized capital to any amount, unless:



     - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or



     - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).



Vote AGAINST proposals to adopt unlimited capital authorizations.



REDUCTION OF CAPITAL



Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.



Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES



Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.



Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.



PREFERRED STOCK



Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.



Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.



Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.



Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.



Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.



DEBT ISSUANCE REQUESTS



Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.



Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.



Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.



PLEDGING OF ASSETS FOR DEBT



Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.



INCREASE IN BORROWING POWERS



Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.



SHARE REPURCHASE PLANS:



     Vote FOR share repurchase plans, unless:



      - clear evidence of past abuse of the authority is available; or



      - the plan contains no safeguards against selective buybacks.



REISSUANCE OF SHARES REPURCHASED:



     Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:



     Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.



REORGANIZATIONS/RESTRUCTURINGS:



     Vote reorganizations and restructurings on a CASE-BY-CASE basis.



MERGERS AND ACQUISITIONS:



     Vote FOR mergers and acquisitions, unless:



      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or



      - the company's structure following the acquisition or merger does not reflect good corporate governance.



     Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.



     ABSTAIN if there is insufficient information available to make an informed voting decision.



MANDATORY TAKEOVER BID WAIVERS:



     Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.



REINCORPORATION PROPOSALS:



     Vote reincorporation proposals on a CASE-BY-CASE basis.



EXPANSION OF BUSINESS ACTIVITIES:



     Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.



RELATED-PARTY TRANSACTIONS:



     Vote related-party transactions on a CASE-BY-CASE basis.



COMPENSATION PLANS:



     Vote compensation plans on a CASE-BY-CASE basis.



ANTITAKEOVER MECHANISMS:



     Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.



SHAREHOLDER PROPOSALS:



     Vote all shareholder proposals on a CASE-BY-CASE basis.



     Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.



     Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

DOMESTIC POLICY SUMMARY



ISS PROXY VOTING GUIDELINES SUMMARY



The following is a concise summary of ISS's proxy voting policy guidelines.



1.AUDITORS



Vote FOR proposals to ratify auditors, unless any of the following apply:



     - An auditor has a financial interest in or association with the company, and is therefore not independent



     - Fees for non-audit services are excessive, or



     - There is reason to believe that the independent auditor has rendered an opinion, which is neither accurate nor indicative of the company's financial position.



2.BOARD OF DIRECTORS



VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS



Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.



CLASSIFICATION/DECLASSIFICATION OF THE BOARD



Vote AGAINST proposals to classify the board.



Vote FOR proposals to repeal classified boards and to elect all directors annually.



INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)



Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.



MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES



Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.



Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.



3.SHAREHOLDER RIGHTS



SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT



Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.



Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS



Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.



Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.



SUPERMAJORITY VOTE REQUIREMENTS



Vote AGAINST proposals to require a supermajority shareholder vote.



Vote FOR proposals to lower supermajority vote requirements.



CUMULATIVE VOTING



Vote AGAINST proposals to eliminate cumulative voting.



Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.



CONFIDENTIAL VOTING



Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.



Vote FOR management proposals to adopt confidential voting.



4.PROXY CONTESTS



VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS



Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.



REIMBURSING PROXY SOLICITATION EXPENSES



Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.



5.POISON PILLS



Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.



6.MERGERS AND CORPORATE RESTRUCTURINGS



Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.



7.REINCORPORATION PROPOSALS



Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.



8. CAPITAL STRUCTURE



COMMON STOCK AUTHORIZATION



Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.



Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.



Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.



DUAL-CLASS STOCK



Vote AGAINST proposals to create a new class of common stock with superior voting rights.



Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:



     - It is intended for financing purposes with minimal or no dilution to current shareholders



     - It is not designed to preserve the voting power of an insider or significant shareholder



9. EXECUTIVE AND DIRECTOR COMPENSATION



Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered a long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.



Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.



MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS



Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:



     -  Historic trading patterns



     -  Rationale for the repricing



     -  Value-for-value exchange



     -  Option vesting



     -  Term of the option



     -  Exercise price



     -  Participation

EMPLOYEE STOCK PURCHASE PLANS



Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.



Vote FOR employee stock purchase plans where all of the following apply:



     -  Purchase price is at least 85 percent of fair market value



     -  Offering period is 27 months or less, and



     -  Potential voting power dilution (VPD) is ten percent or less.



Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.



SHAREHOLDER PROPOSALS ON COMPENSATION



Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.



10. SOCIAL AND ENVIRONMENTAL ISSUES



These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.



In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS.


         a(1)   Amended and Restated Declaration of Trust dated August 30,
                2002 of the Registrant.(6)
         b      By-Laws of the Registrant.(1)
         d(1)   Form of Investment Advisory Agreement between the Registrant and Diversified Investment Advisors, Inc.
                ("Diversified").(1)
         d(2)   Form of Investment Subadvisory Agreement.(1)
         d(3)   Form of Investment Subadvisory Agreement between Diversified and Ark Asset Management Co., Inc.(3)
         d(4)   Form of Investment Subadvisory Agreement between Diversified and Eaton Vance Management.(3)
         d(5)   Form of Investment Subadvisory Agreement between Diversified and Marsico Capital Management.(3)
         d(6)   Form of Investment Subadvisory Agreement between Diversified and Alliance Capital Management L.P.(3)
         d(7)   Form of Investment Advisory Agreement between the Trust,
                with respect to the Mid-Cap Value Portfolio, and
                Diversified(4)
         d(8)   Form of Investment Advisory Agreement between the Trust,
                with respect to the Mid-Cap Growth Portfolio, and
                Diversified(4)
         d(9)   Form of Investment Subadvisory Agreement between Diversified and Cramer, Rosenthal, McGlynn, LLC(5)
         d(10)  Form of Investment Subadvisory Agreement between Diversified and RCM Capital Management, LLC(5)
         d(11)  Form of Investment Subadvisory Agreement between Diversified and Aeltus Investment Management, Inc.(5)
         d(12)  Form of Investment Subadvisory Agreement between Diversified and BlackRock, Advisors Inc.(5)
         d(13)  Form of Investment Subadvisory Agreement between Diversified and Credit Suisse Asset Management, LLC.(5)
         d(14)  Form of Investment Subadvisory Agreement between Diversified and Delaware Management Company.(5)
         d(15)  Form of Investment Subadvisory Agreement between Diversified and INVESCO Institutional (N.A.), Inc.(5)
         d(16)  Form of Investment Subadvisory Agreement between Diversified and Sterling Capital Management L.P.(5)
         d(17)  Form of Investment Subadvisory Agreement between Diversified and Wellington Management Company LLP.(5)
         d(18)  Form of Investment Subadvisory Agreement between Diversified
                Investment Advisors, Inc. and Capital Management Group.(2)
         d(19)  Form of Investment Subadvisory Agreement between Diversified
                Investment Advisors, Inc. and Merganser Capital Management
                Limited Partnership.(2)
         d(20)  Form of Investment Subadvisory Agreement between Diversified
                Investment Advisors, Inc. and RS Investment Management,
                L.P.(2)

           d(21)      Form of Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Westport
                      Asset Management.(2)
           d(22)      Form of Investment Subadvisory Agreement between Diversified and Seneca Capital Management, LLC.(6)
           d(23)      Form of Investment Subadvisory Agreement between Diversified and Allegiance Investment Management,
                      L.L.C.
           d(24)      Form of Investment Subadvisory Agreement between Diversified and Stephens Capital Management.
           d(25)      Form of Investment Subadvisory Agreement between Diversified and LSV Asset Management.
           d(26)      Form of Investment Subadvisory Agreement between Diversified and Wellington Management Company,
                      LLP.
           d(27)      Form of Investment Advisory Agreement between Diversified Investors Portfolios on behalf of
                      Small-Cap Value Portfolio and Diversified.(5)
           d(28)      Form of Investment Advisory Agreement between Diversified Investors Portfolios on behalf of
                      Small-Cap Growth Portfolio and Diversified.(5)
           g          Form of Custodian Contract between the Registrant and Investors Bank & Trust Company.(1)


           l          Investment representation letters from initial investors.(1)
           p          Code of Ethics.(3)

---------------
(1) Incorporated herein by reference from the Registrant's Registration Statement (the "Registration Statement") on Form N-1A (File No. 811-8272) as filed with the U.S. Securities and Exchange Commission (the "Commission") on April 30, 1997.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form N-1A as filed with the U.S. Securities and Exchange Commission on April 6, 2000.

(3) Incorporated herein by reference from Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 33-61810) as filed with the Commission on March 2, 2001.

(4) Incorporated herein by reference from Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File No. 811-8272) as filed with the Commission on April 30, 2001.

(5) Incorporated herein by reference from Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-61810) as filed with the Commission on February 14, 2002.


(6) Incorporated herein by reference from the Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (811-8272) as filed with the Commission on April 30, 2003.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

Not Applicable.

ITEM 25.  INDEMNIFICATION.

Reference is made to Article V of the Registrant's Declaration of Trust as filed herewith.

The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under a fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Diversified Investment Advisors, Inc. ("Diversified") is an indirect, wholly-owned subsidiary of AEGON USA, Inc., a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group.

Information as to the name, address and principal business of the directors and executive officers of Diversified is included in its Form ADV as filed with the Commission, and such information is hereby incorporated herein by reference from such Form ADV.

ITEM 27.  PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

Diversified Investors Portfolios
4 Manhattanville Road
Purchase, New York 10577

Diversified Investment Advisors, Inc.
4 Manhattanville Road
Purchase, New York 10577

Diversified Investors Securities Corp.
4 Manhattanville Road
Purchase, New York 10577

Investors Bank & Trust Company
200 Clarendon Street

Boston, Massachusetts 02116


ITEM 29.  MANAGEMENT SERVICES.

Not applicable.

ITEM 30.  UNDERTAKINGS.

Not applicable.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Westchester and the State of New York, on the 30th day of April, 2004.


                                         DIVERSIFIED INVESTORS PORTFOLIOS

                                         By:      /s/ ROBERT F. COLBY
                                          --------------------------------------
                                                     Robert F. Colby
                                                        Secretary

                                 EXHIBIT INDEX


EXHIBIT NO.
-----------
   d(23)     Form of Investment Subadvisory Agreement between Diversified and Allegiance Investment Management, L.L.C.

   d(24) Form of Investment Subadvisory Agreement between Diversified and Stephens Capital Management.

   d(25) Form of Investment Subadvisory Agreement between Diversified and LSV Asset Management.

   d(26) Form of Investment Subadvisory Agreement between Diversified and Wellington Management Company, LLP.